As filed with the Securities and Exchange Commission on May 1, 2014

Registration No. 333-193756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEADWATERS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	2990	87-0547337
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10701 South River Front Parkway, Suite 300

South Jordan, UT 84095

(801) 984-9400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Kirk A. Benson

Chief Executive Officer

Headwaters Incorporated

10701 South River Front Parkway, Suite 300

South Jordan, UT 84095

(801) 984-9400

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

Linda C. Williams, Esq.

David E. Lillevand, Esq.

Pillsbury Winthrop Shaw Pittman LLP

Four Embarcadero Center, 22nd Floor

San Francisco, California 94111

(415) 983-1000

(415) 983-1200 (facsimile)

Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.

HCM Stone, LLC	Utah	5030	20-1106210

Dutch Quality Stone, Inc.	Ohio	5030	34-1834781

Eldorado SC-Acquisition Co.	Utah	5030	20-1106424

Eldorado Stone LLC	Delaware	5030	33-0910603

Eldorado Stone Acquisition Co., LLC	Utah	5030	23-3070498

Eldorado Stone Funding Co., LLC	Utah	5030	20-1162241

Stonecraft Manufacturing, LLC	Ohio	5030	36-4644860

Chihuahua Stone, LLC	Utah	5030	20-0225701

Eldorado Stone Operations, LLC	Utah	5030	91-2054852

L-B Stone, LLC	Utah	5030	06-1669668

Headwaters Resources, Inc.	Utah	2990	87-0619697

Headwaters Services Corporation	Utah	8700	87-0620660

Headwaters Construction Materials, Inc.	Utah	5030	75-3130509

HCM Utah, LLC	Utah	5030	20-1715852

Global Climate Reserve Corporation	Utah	2990	84-1617589

Headwaters Construction Materials, LLC	Texas	5030	20-1260889

Tapco International Corporation	Michigan	5030	38-3475026

Atlantic Shutter Systems, Inc.	South Carolina	5030	31-1803461

Headwaters Technology Innovation Group, Inc.	Utah	2990	87-0707919

Headwaters Energy Services Corp.	Utah	8700	83-0380929

Headwaters Heavy Oil, LLC	Utah	2990	59-3819176

Headwaters Synfuel Investments, LLC	Utah	2990	20-1641652

Covol Engineered Fuels, LC	Utah	2990	90-0221443

Covol Fuels No. 2, LLC	Utah	2990	37-1554450

Covol Fuels No. 4, LLC	Utah	2990	37-1554452

Covol Fuels No. 5, LLC	Utah	2990	37-1554453

Headwaters CTL, LLC	Utah	2990	90-0221795

Environmental Technologies Group, LLC	Utah	2990	90-0129013

Headwaters Ethanol Operators, LLC	Utah	4991	90-0266205

HES Ethanol Holdings, LLC	Utah	4991	45-1338217

Headwaters Plant Services, Inc.	Utah	2990	27-3648388

Covol Fuels Alabama No. 3, LLC	Utah	2990	45-2712690

Covol Fuels Alabama No. 4, LLC	Utah	2990	45-2713036

Covol Fuels Alabama No. 5, LLC	Utah	2990	45-2713723

Covol Fuels Alabama No. 7, LLC	Utah	2990	45-2712783

Covol Fuels Rock Crusher, LLC	Utah	2990	45-2723884

Covol Fuels Chinook, LLC	Utah	2990	45-2713771

FlexCrete Building Systems, L.C.	Utah	5030	87-0662892

HCM Louisiana, LLC	Utah	5030	80-0787948

Headwaters Clean Carbon Services LLC	Utah	2990	30-0543994

(1)                                 The principal executive office of each registrant guarantor is 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095, (801) 984-9400.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2014

PROSPECTUS

Headwaters Incorporated

OFFER TO EXCHANGE ALL OUTSTANDING

$150,000,000 7¼% Senior Notes due 2019

FOR NEWLY ISSUED, REGISTERED

$150,000,000 7¼% Senior Notes due 2019

We are offering to exchange 7¼% Senior Notes due 2019 of Headwaters Incorporated (“Headwaters”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the exchange notes, for any and all currently outstanding 7¼% Senior Notes due 2019 of Headwaters, or the outstanding notes. The exchange notes and the outstanding notes are both guaranteed by substantially all domestic subsidiaries of Headwaters. The exchange notes are substantially identical to the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and will be issued under the same indenture.

We will exchange an equal principal amount of exchange notes for all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires. The exchange offer expires at 5:00 p.m., New York City time, on                 , 2014, unless extended. We do not currently intend to extend the exchange offer.

You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes.

Neither Headwaters, nor any of its subsidiaries, will receive any proceeds from the exchange offer.

There is not an existing market for the exchange notes and we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

Consider carefully the “Risk Factors” starting on page 11 of this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act, and the rules and regulations thereunder, which are referred to collectively as the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that this prospectus will be made available for 180 days after the date hereof to any broker-dealer for use in connection with any such resale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2014

This prospectus incorporates important business and financial information about Headwaters Incorporated that is not included or delivered with this prospectus. This information is available without charge to security holders upon written or oral request.

Any requests for business and financial information incorporated but not included in this prospectus should be sent to Director of Investor Relations, Headwaters Incorporated, 10701 South River Front Parkway, Suite 300, South Jordan, UT 84095, telephone number (801) 984-9400. To obtain timely delivery, holders of outstanding notes must request the information no later than                  , 2014.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are offering to exchange the outstanding notes for the exchange notes only in places where the exchange offer is permitted.

ABOUT THIS PROSPECTUS

In this prospectus, the term “Headwaters,” “we,” “us,” or the “Company” refers to Headwaters Incorporated and our subsidiaries, unless we indicate otherwise or the context otherwise requires. “Outstanding notes” refers to the $150,000,000 aggregate principal amount of our unregistered 7¼% Senior Notes due 2019 originally issued on December 10, 2013. “Exchange notes” refers to our registered 7¼% Senior Notes due 2019 offered pursuant to this prospectus. The outstanding notes and the exchange notes are sometimes referred to collectively as the “notes.”

Any statements in this prospectus concerning the provisions of any document are not complete. Reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the Securities and Exchange Commission, or the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

Neither the delivery of this prospectus nor any sale or exchange made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. The business, financial condition, results of operations and prospects of Headwaters may have changed since that date.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements contained in this prospectus and in the documents incorporated by reference herein are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby. Forward-looking statements include our expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the licensing of residue hydrocracking technology and catalyst sales to oil refineries, the development, commercialization, and financing of new products and technologies and other strategic business opportunities and acquisitions, and other information about our businesses. Such statements that are not purely historical by nature, including those statements regarding our future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. The safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to the statements made in connection with the offer to exchange the outstanding notes pursuant to the prospectus. Actual results may vary materially from such expectations. In some cases, words such as “may,” “should,” “intends,” “plans,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” or variations of such words and similar expressions, or the negative of such terms, may help identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion products, building products, and energy industries or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled “Risk Factors” and our SEC filings. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Unless legally required, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus, currently unknown facts or conditions or the occurrence of unanticipated events.

You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by each of these cautionary statements.

TRADEMARKS AND TRADE NAMES

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder.

i

MARKET SHARE, RANKING AND SIMILAR INFORMATION

The market share, ranking and other information contained in this prospectus is based on our own estimates, independent industry publications, reports by market research firms, including confidential third-party commissioned studies, or other published and unpublished independent sources. In each case, we believe that they are reasonable estimates, although we have not independently verified market and industry data provided by third parties. Market share information is subject to changes, however, and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties inherent in any statistical survey of market share. In addition, customer preferences can and do change and the definition of the relevant market is a matter of judgment and analysis.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and therefore is not complete and does not contain all of the information that you should consider before exchanging the notes. You should read this entire document carefully, including the information under the heading “Risk Factors” before making a decision to exchange your outstanding notes for exchange notes.

As used herein, “Headwaters,” “combined company,” “we,” “our” and “us” refer to Headwaters Incorporated and its consolidated subsidiaries, including Tapco International Corporation and its subsidiaries, Headwaters Construction Materials, Inc. and its subsidiaries, Eldorado Stone LLC, and its subsidiaries and affiliates (operating in our light building products segment); Headwaters Resources, Inc. and its subsidiaries (operating in our heavy construction materials segment); Headwaters Plant Services, Inc. (operating in our heavy construction materials segment); Headwaters Heavy Oil, LLC and Headwaters Technology Innovation Group, Inc. (“HTI,” operating in our energy technology segment); and Headwaters Energy Services Corp. and its subsidiaries (formerly operating in our energy technology segment); unless the context otherwise requires. As used in this report, Headwaters Building Products or “HBP” refers to Tapco International Corporation and its subsidiaries and to Headwaters Construction Materials, Inc., together with its subsidiaries including “Eldorado”, which refers to Eldorado Stone LLC and its subsidiaries and affiliates); “HRI” refers to Headwaters Resources, Inc. and its consolidated subsidiaries; “HPS” refers to Headwaters Plant Services, Inc.; and “HES” refers to Headwaters Energy Services Corp., together with its consolidated subsidiaries and affiliates; unless the context otherwise requires.

Our Company

Headwaters is a building products company operating in the light building products and heavy building materials sectors. Our vision is to improve lives through innovative advancements in construction materials. We sell building products such as manufactured architectural stone, siding accessory products and concrete block. We also market coal combustion products (“CCPs”), including fly ash which is primarily used as a partial replacement for portland cement in concrete. Sales of our light building products and CCPs have grown organically through existing operations, including the commercialization of new technologies and products, as well as strategic tuck-in acquisitions.

We have limited involvement in the energy sector where we sell catalytic materials to certain refineries engaged in heavy oil upgrading. We have sold other energy related businesses, including the business of reclaiming waste coal, which is presented in our financial data and audited consolidated financial statements incorporated by reference in this prospectus as a discontinued operation. We conduct our business primarily through the following three reporting segments: light building products, heavy construction materials, and energy technology.

Light Building Products.  This segment has established leading positions in several product categories in the light building products sector, and is currently our largest reporting segment based on revenue.

We are a leading designer, manufacturer and marketer of siding accessories used in residential repair and remodeling and new residential construction applications. Our siding accessories include decorative window shutters, gable vents, mounting blocks, and window and door trim products. We also market functional shutters, specialty siding products, specialty roofing products and window wells. Our siding accessory sales are primarily driven by the residential repair and remodeling market and, to a lesser extent, by the new residential construction market. In December 2012 we acquired the assets of Kleer Lumber, Inc. (“Kleer Lumber”) located in Westfield, Massachusetts. The acquisition added cellular polyvinyl chloride (“PVC”) trim board and moulding products to our light building products segment, enhancing our market position and product offerings. In December 2013 we acquired an 80% interest in the business of Roof Tile, Inc., a leading manufacturer of high quality concrete roof tiles and accessories under the Entegra brand that are sold primarily into the Florida market, and a 40% equity interest in a separate joint venture to be controlled by the significant shareholders of Roof Tile, Inc. to market nationally Tag & Stick, an innovative roofing underlayment.

We are a leading producer of manufactured architectural stone. Eldorado Stone, our largest stone brand by revenue, is designed and manufactured to be one of the most realistic manufactured architectural stone products in the world. Our two additional brands are marketed at different price points in the manufactured architectural stone market, allowing us to compete across a broad spectrum of customer profiles. Our manufactured stone sales are primarily driven by new residential construction, but we also sell product in the repair and remodel and commercial construction end markets.

We believe we are the largest manufacturer of concrete block in the Texas market, which we believe to be one of the largest concrete block markets in the United States. We offer a variety of concrete based masonry unit products and employ a regional branding and distribution strategy. A large portion of our concrete block sales is generated in the Texas institutional construction market, but we also serve the commercial construction end market and, to a lesser extent, new residential construction.

Our light building products segment has a large customer base, including one-step and two-step wholesale distributors, retailers such as The Home Depot, Lowe’s, and lumber yards, and we also sell certain products directly to contractors. As a result, sales are broadly diversified across the country geographically as well as by distribution channel. We believe we attract a large base of customers because we have a wide assortment of high quality products that have strong brand recognition.

Heavy Construction Materials.  This segment has the leading U.S. position in the marketing of fly ash in the heavy construction materials sector, and is currently our second largest reporting segment based on revenue.

We are the national leader in the management and marketing of fly ash and other CCPs, procuring fly ash from coal-fueled electric generating utilities and supplying it to our customers as a mineral admixture used as a partial replacement for portland cement in the production of concrete. CCPs, such as fly ash and bottom ash, are the non-carbon components of coal that remain after coal is burned.

Fly ash is most valuable when used as a mineral admixture to replace a portion of the portland cement used in concrete. Concrete made with fly ash has better performance characteristics than concrete made only from portland cement, including improved durability, decreased permeability and enhanced corrosion resistance. Further, concrete made with CCPs typically is easier to work with than concrete made only with portland cement, due in part to its better pumping and forming properties. Because fly ash can be substituted for a portion of the portland cement used in concrete and is generally less expensive per ton than portland cement, the total per cubic yard cost of concrete made with fly ash can be lower than the cost of concrete made exclusively with portland cement. According to a 2011 report sponsored by us from the American Road and Transportation Builders Association, the recycling of fly ash into concrete saves federal and state governments more than $5 billion annually in infrastructure costs, based on the initial price savings of fly ash relative to portland cement and the longer durability of concrete made with fly ash.

In order to ensure a steady and reliable supply of CCPs, we enter into long-term, exclusive supply agreements with coal-fueled electric generating utilities. Our supply chain includes stand-alone CCP distribution terminals strategically located to provide customer access to CCPs, as well as plant-site supply facilities. Our extensive distribution network allows us to transport CCPs significant distances to meet customer demand when supplies in local markets are unavailable.

A substantial majority of our CCP revenue comes from sales to an extensive customer base that uses fly ash as a mineral admixture for the partial replacement for portland cement in concrete. These customers are primarily ready mix producers, but also include paving contractors and other manufacturers of concrete products. Our customers typically operate in limited geographical areas because of the high cost of transporting concrete and concrete products, but we sell fly ash in multiple regions across the country utilizing our broad sources of supply and our efficient distribution system.

We plan to grow our heavy construction materials business by increasing the percentage of fly ash used as a mineral admixture for the partial replacement of portland cement and expanding the use of CCPs through market recognition of the performance, economic and environmental benefits of CCPs. Based on Portland Cement Association and American Coal Ash Association data, we estimate that for calendar 2012, fly ash replaced approximately 18% of the portland cement that otherwise would have been used in concrete produced in the United States.

Energy Technology.  We are involved in heavy oil upgrading processes and liquefaction of coal into liquid fuels through the sale of our HCAT® catalyst material. HCAT® is a proprietary technology that uses a liquid catalyst precursor to facilitate hydrogen transfer within the most difficult to upgrade, bottom-of-the-barrel feedstocks, enabling refiners to increase conversion or throughput, and/or utilize less expensive opportunity crudes. HCAT® is recognized in the industry as a proven technology, based on continued operations for more than three years at our initial customer location. This customer treats approximately 42,000 barrels per day with HCAT®.

We formerly owned and operated 11 coal cleaning facilities capable of separating ash from waste coal to provide a refined coal product that is higher in Btu value and lower in impurities than the feedstock coal and which can generate refined coal tax credits under Internal Revenue Code Section 45. In September 2011, we committed to a plan to sell all of our coal cleaning facilities. During fiscal 2012 we sold one facility and in fiscal 2013, we sold the remaining ten facilities.

Headwaters was incorporated in Delaware in 1995. Our stock trades under the New York Stock Exchange symbol “HW.” Our principal offices are located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah, 84095, and our telephone number at that location is (801) 984-9400. Our website is www.headwaters.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

SUMMARY OF THE EXCHANGE OFFER

The following is a brief summary of terms of the exchange offer covered by this prospectus. For a more complete description of the exchange offer, see “The Exchange Offer.”

Offering of Outstanding Notes

On December 10, 2013, we issued $150,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2019 to the initial purchasers in a private offering. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons within the meaning of Regulation S under the Securities Act.

Registration Rights Agreement

Headwaters, the guarantors and the initial purchasers have entered into a registration rights agreement for the exchange offer. The registration rights agreement requires, among other things, that Headwaters use commercially reasonable efforts to complete a registered exchange offer for the outstanding notes or cause to become effective a shelf registration statement for resales of the outstanding notes. The exchange offer is intended to satisfy the obligations under the registration rights agreement.

The Exchange Offer

Pursuant to the registration rights agreement, Headwaters is offering to exchange $150,000,000 principal amount of its 7 1/4% Senior Notes due 2019, which have been registered under the Securities Act, for a like amount of our outstanding notes, which were offered without registration under the Securities Act. Both the exchange notes offered by this prospectus and the outstanding notes are guaranteed by substantially all domestic subsidiaries of Headwaters.

Mechanics of the Exchange Offer

Headwaters will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on       , 2014. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. Exchange notes will be issued only in integral multiples of $2,000 and any integral multiples of $1,000 in excess thereof. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that (i) the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer, (ii) the exchange notes bear a different CUSIP number than the outstanding notes and (iii) the registration rights provisions applicable to the outstanding notes do not apply to the exchange notes.

Resales

Based on interpretations of the staff of the SEC, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•  you are not a broker-dealer tendering notes acquired directly from us;

•  you acquire the exchange notes in the ordinary course of your business;

•  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued in the exchange offer; and

•  you are not an affiliate of Headwaters.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. Headwaters will not assume and will not indemnify you against any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes, where such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless extended. Headwaters does not currently intend to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including that it does not violate an applicable law or SEC staff interpretation.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under The Depository Trust Company’s (“DTC’s”) Automated Tender Offer Program, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus. See “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Procedures for Tendering Outstanding Notes

If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

By executing the letter of transmittal, you will represent to Headwaters that, among other things:

•  you, or the person or entity receiving the related exchange notes, are acquiring the exchange notes in the ordinary course of business;

•  neither you nor any person or entity receiving the related exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•  neither you nor any person or entity receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•  neither you nor any person or entity receiving the related exchange notes is an “affiliate” of Headwaters, as defined in Rule 405 under the Securities Act;

•  if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for outstanding notes acquired as a result of market- making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange notes; and

•  you are not acting on behalf of any person or entity that could not truthfully make these statements.

Alternatively, you may tender your outstanding notes by following the procedures for book-entry delivery or by complying with the guaranteed delivery procedures each described in this prospectus. See “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Effect of Not Tendering

Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration.

Interest on the Exchange Notes and the Outstanding Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Right

Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date by complying with the withdrawal procedures described in this prospectus. See “The Exchange Offer—Withdrawal of Tenders.”

Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes will not be a taxable event for United States federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. See “Material United States Federal Income Tax Consequences.”

Use of Proceeds	Headwaters will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Dissenters’ Rights	Holders of the outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent

Wilmington Trust, National Association, a national banking association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

SUMMARY TERMS OF THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the “Description of the Exchange Notes” section of this prospectus for a more detailed description of the terms and conditions of the exchange notes.

Issuer	Headwaters Incorporated.

Notes Offered	$150,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2019.

Maturity Date	January 15, 2019.

Interest Payment Dates	Interest on the exchange notes will accrue at the rate of 7.25% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2014.

Guarantees	The exchange notes will be guaranteed, jointly and severally, by substantially all of our domestic subsidiaries. See “Description of the Exchange Notes—Note Guarantees.”

Our subsidiaries that do not guarantee the exchange notes represented an immaterial portion of our revenues for the year ended September 30, 2013. For the six months ended March 31, 2014, the non-guarantor subsidiaries represented 3% of our revenues. In addition, these non-guarantor subsidiaries represented 9% of our assets as of March 31, 2014.

Ranking	The exchange notes and guarantees will constitute senior debt of the Issuer and the guarantors. They will rank:

•      equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including, with respect to the Issuer and the guarantors party to the ABL Revolver and the 7-5/8% senior notes, amounts outstanding under the ABL Revolver and the 7-5/8% senior notes;

• senior in right of payment to all of the Issuer’s and the guarantors’ existing and future subordinated debt, including our existing convertible senior subordinated notes;

• effectively subordinated to all of the Issuer’s and the guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•      structurally subordinated to all existing and future indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Issuer or one of the guarantors).

Optional Redemption

Prior to January 15, 2016, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium and any accrued and unpaid interest thereon, if any. The make-whole premium is described under “Description of the Exchange Notes—Optional Redemption.”

On and after January 15, 2016, we may redeem the notes, in whole or in part, at the redemption prices listed under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest to the redemption date.

Optional Redemption After Equity Offering

At any time (which may be more than once) before January 15, 2016, we may redeem up to 35% of the aggregate principal amount of notes with the net proceeds that we raise in one or more equity offerings, as long as:

• we pay 107.250% of the face amount of the notes, plus accrued interest thereon, if any, to the date of redemption;

• we redeem the notes within 90 days of completing the equity offering; and

• at least 65% of the aggregate principal amount of notes issued remains outstanding afterwards.

Change of Control

If a change of control occurs, we must give holders of the exchange notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest thereon, if any. For more details, you should read “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Asset Sale Proceeds

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such asset sales in our business within a period of time, pre-pay senior debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest thereon, if any. See “Description of the Exchange Notes—Certain Covenants—Asset Sales.”

Certain Covenants	The indenture governing the exchange notes will limit the Issuer’s ability and the ability of its restricted subsidiaries to:

• pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments;

• incur additional debt or issue certain disqualified stock and preferred stock;

• incur liens on assets;

• merge or consolidate with another company or sell all or substantially all of our assets;

• enter into transactions with affiliates; and

• allow to exist certain restrictions on the ability of the guarantors to pay dividends or make other payments to the Issuer.

These covenants are subject to important exceptions and qualifications as described under “Description of the Exchange Notes—Certain Covenants.”

No Prior Market

The exchange notes will be new securities for which there is currently no market. Although the initial purchasers informed us in connection with the issuance of the outstanding notes that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors

See “Risk Factors” and the other information contained, or incorporated by reference, in this prospectus for a discussion of the factors you should carefully consider before deciding to participate in the exchange offer.

SUMMARY HISTORICAL FINANCIAL DATA

The summary historical financial data set forth below should be read in conjunction with the consolidated financial statements and accompanying notes incorporated by reference in this prospectus.

The following selected financial data are derived from our consolidated financial statements. This information should be read in conjunction with the consolidated financial statements, related notes and other financial information included in our Form 10-K for the fiscal year ended September 30, 2013 and our Form 10-Q for the quarterly period ended March 31, 2014. The selected financial data as of and for the years ended September 30, 2009 and 2010 and as of September 30, 2011 are derived from audited financial statements not included in our Form 10-K for the fiscal year ended September 30, 2013. The selected financial data as of September 30, 2012 and 2013 and for the years ended September 30, 2011, 2012 and 2013 were derived from our audited financial statements included in our Form 10-K for the fiscal year ended September 30, 2013. The selected financial data as of March 31, 2014 and for the six months ended March 31, 2013 and 2014 were derived from our unaudited financial statements included in our Form 10-Q for the quarterly period ended March 31, 2014.

	Year ended September 30,					Six Months Ended March 31,
	2009	2010	2011	2012	2013	2013	2014
	(in thousands, except per share data)
Operating Data:
Total revenue	$606,198	$584,566	$587,964	$632,787	$702,576	$290,561	$322,127
Net income (loss)	(425,685)	(49,482)	(229,921)	(62,248)	7,137	(14,132)	(11,746)
Basic and diluted income (loss) per share
From continuing operations	$(9.58)	$(0.35)	$(2.21)	$(0.43)	$0.12	$(0.21)	$(0.16)
From discontinued operations	(0.24)	(0.48)	(1.59)	(0.59)	(0.02)	0.00	0.00
	$(9.82)	$(0.83)	$(3.80)	$(1.02)	$0.10	$(0.21)	$(0.16)

	As of September 30,					As of March 31,
	2009	2010	2011	2012	2013	2014
	(in thousands)
Balance Sheet Data:
Working capital	$98,441	$146,963	$69,590	$73,528	$95,309	$193,310
Property, plant and equipment, net	321,316	268,650	164,709	159,706	159,619	170,161
Total assets	891,182	888,974	728,237	680,937	724,009	855,198
Long-term liabilities:
Long-term debt	423,566	469,875	518,789	500,539	449,420	599,500
Income taxes	39,075	23,820	15,909	22,079	24,637	21,833
Other	15,566	15,034	14,587	20,280	16,968	23,901
Total long-term liabilities	478,207	508,729	549,285	542,898	491,025	645,234
Total stockholders’ equity (net capital deficiency)	324,720	281,941	56,736	(3,129)	84,410	74,134

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information in this prospectus before tendering your outstanding notes in the exchange offer. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Form 10-K for the year ended September 30, 2013. Any of the following risks, as well as other risks and uncertainties, could materially and adversely affect our business, financial condition or results of operations and thus cause the value of the notes to decline. The risks and uncertainties described below are not the only risks facing our company. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the notes.

Risks Related to the Exchange Offer

You may have difficulty selling the outstanding notes that you do not exchange.

If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. The outstanding notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the outstanding notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered outstanding notes may be small and inactive. Consequently, you may find it difficult to sell any outstanding notes you continue to hold because there will be fewer outstanding notes of such series outstanding.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its outstanding notes.

Holders of the outstanding notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for outstanding notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of outstanding notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither Headwaters nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure.

Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased outstanding notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Risks Related to Our Indebtedness and the Exchange Notes

We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business.

We have a substantial amount of debt, which requires significant principal and interest payments. As of March 31, 2014, we had approximately $599.5 million of debt outstanding, including $400.0 million outstanding principal amount of our secured notes, $150.0 million outstanding principal amount of outstanding notes and approximately $49.5 million outstanding principal amount of our convertible subordinated notes. We also have $70.0 million of undrawn availability, subject to a borrowing base limitation, under the ABL Revolver. After giving effect to the borrowing base limitation and issuance of letters of credit, we had availability of approximately $44.8 million under the ABL Revolver as of March 31, 2014.

Our significant amount of debt could have important consequences to you. For example, it could:

•                  make it more difficult for us to satisfy our obligations under the notes and the ABL Revolver;

•                  increase our vulnerability to adverse economic and general industry conditions, including interest rate fluctuations, because a portion of our borrowings, including those under the ABL Revolver, are and will continue to be at variable rates of interest;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which would reduce the availability of our cash flow from operations to fund working capital, capital expenditures or other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and industry;

•                  place us at a disadvantage compared to competitors that may have proportionately less debt;

•                  limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements; and

•                  increase our cost of borrowing.

Despite our current indebtedness levels, we and our subsidiaries may still incur significant additional indebtedness. Incurring more indebtedness could increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indenture governing the exchange notes and the terms of the indenture governing the secured notes and the credit agreement governing our ABL Revolver restrict, but do not completely prohibit us from doing so. We have $70.0 million of undrawn availability under the ABL Revolver, subject to borrowing base limitations. After giving effect to the borrowing base limitation, we had availability of approximately $44.8 million under the ABL Revolver as of March 31, 2014. In addition, the indenture will allow us to issue additional notes under certain circumstances which will also be guaranteed by the guarantors and will allow us to incur certain other additional secured debt and will allow our foreign subsidiaries to incur additional debt, which would be structurally senior to the notes. In addition, the indenture will not prevent us from incurring other liabilities that do not constitute indebtedness. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

If we default under the ABL Revolver, we may not be able to service our debt obligations.

In the event of a default under the ABL Revolver, the lenders could elect to declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be due and payable. If such acceleration occurs, thereby permitting an acceleration of amounts outstanding under the notes, we may not be able to repay the amounts due under the ABL Revolver or the notes. Events of default under the ABL Revolver include breach of covenants, default under certain other indebtedness, failure to satisfy judgments in excess of $1.0 million, certain insolvency events and the occurrence of a material adverse effect (as defined in the ABL Revolver). This could have serious consequences to the holders of the notes and to our financial condition and results of operations, and could cause us to become bankrupt or insolvent. See “Description of Certain Indebtedness—ABL Revolver—Events of default.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We will also be required to obtain the consent of the lenders under the ABL Revolver to refinance material portions of our indebtedness, including the notes. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Additionally, the credit agreement governing the ABL Revolver, the indenture governing the secured notes and the indenture governing the exchange notes limits the use of the proceeds from any disposition; as a result, we may not be allowed, under these documents, to use proceeds from such dispositions to satisfy all current debt service obligations.

We are a holding company with no independent operations or assets. Repayment of our indebtedness, including the exchange notes, is dependent on cash flow generated by our subsidiaries.

Headwaters Incorporated is a holding company and repayment of the notes is dependent upon cash flow generated by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. For instance, if there is a default under the ABL Revolver, the ABL Borrowers will not be permitted to transfer funds to us to pay the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to restrict the payment of dividends or make other intercompany payments to us, these limitations will be subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

Indebtedness under our ABL Revolver and the secured notes is effectively senior to the exchange notes to the extent of the value of the collateral securing the ABL Revolver and the secured notes.

Obligations under the ABL Revolver and the secured notes are secured by liens on substantially all of our and the guarantors’ assets. Any rights to payment and claims by the holders of the notes are, therefore, effectively junior to any rights to payment or claims by our creditors under the ABL Revolver and the secured notes with respect to distributions of the collateral securing the ABL Revolver and the secured notes. Only when our obligations under the ABL Revolver and the secured notes are satisfied in full will the proceeds of such collateral be available, subject to other permitted liens, to satisfy obligations under the notes and guarantees. As of March 31, 2014, we had approximately $400.0 million of secured debt that ranked effectively senior to the notes.

The indenture governing the secured notes and the credit agreement governing the ABL Revolver and the indenture governing the notes impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The credit agreement governing the ABL Revolver and the indenture governing the secured notes and the indenture governing the notes impose significant operating and financial restrictions on us. These restrictions limit our ability, among other things, to:

•                  incur additional indebtedness or issue certain disqualified stock and preferred stock;

•                  pay dividends or certain other distributions on our capital stock or repurchase our capital stock;

•                  make certain investments or other restricted payments;

•                  place restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•                  engage in transactions with affiliates;

•                  sell certain assets or merge with or into other companies;

•                  guarantee indebtedness; and

•                  create liens.

When (and for as long as) the availability under the ABL Revolver is less than a specified amount for a certain period of time, funds deposited into deposit accounts used for collections will be transferred on a daily basis into a blocked account with the administrative agent and applied to prepay loans under the ABL Revolver.

As a result of these covenants and restrictions, we may be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

You should read the discussions under the headings “Description of Certain Indebtedness—ABL Revolver”, “Description of Certain Indebtedness—Secured Notes” and “Description of the Exchange Notes—Certain Covenants” for further information about these covenants.

There are limitations on our ability to incur the full $70.0 million of commitments under the ABL Revolver. Borrowings under our ABL Revolver are limited by a specified borrowing base consisting of a percentage of eligible accounts receivable and inventory, less customary reserves. In addition, under the ABL Revolver, a monthly fixed charge maintenance covenant would become applicable if excess availability under the ABL Revolver is at any time less than 15% of the total $70 million of current revolving loan commitments, or $10.5 million currently. As of March 31, 2014, availability under the ABL Revolver was approximately $44.8 million. However, due primarily to the seasonality of our operations, it is possible that availability under the ABL Revolver could fall below the 15% threshold in a future period. If the covenant trigger were to occur, the ABL Borrowers would be required to satisfy and maintain on the last day of each month a fixed charge coverage ratio of at least 1.0x for the preceding twelve-month period. As of March 31, 2014, our fixed charge coverage ratio for the preceding 12 months was approximately 1.3x. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control, and we cannot assure you that we will meet this ratio. A breach of any of these covenants could result in a default under the ABL Revolver.

Moreover, the ABL Revolver provides the lenders considerable discretion to impose reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the lenders under the ABL Revolver will not impose such reserves during the term of the ABL Revolver and further, were they to do so, the resulting impact of this action could materially and adversely impair our ability to make interest payments on the notes.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.

Certain of our subsidiaries guarantee the obligations under the notes. The issuance of the guarantees by the subsidiary guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a subsidiary guarantor’s guarantee, or may subordinate the notes or such guarantee to the applicable subsidiary guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable subsidiary guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable subsidiary guarantor received less than reasonably equivalent value or fair consideration and:

•                  was insolvent or rendered insolvent by reason of such incurrence;

•                  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor, as applicable, would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary guarantor or to a fund for the benefit of such guarantor’s creditors, and accordingly the court might direct you to repay any amounts that you had already received from such subsidiary guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, holders of notes would cease to have any direct claim against the applicable subsidiary guarantor. If a court were to take this action, the applicable guarantor’s assets would be applied first to satisfy the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

Not all of our subsidiaries will guarantee the exchange notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes.

Not all of our subsidiaries will be required to guarantee the exchange notes. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, and any claims of third party holders of preferred equity interests, if any, in our non-guarantor subsidiaries.

We may not be able to repurchase the exchange notes upon a change of control or pursuant to an asset sale offer.

Upon a change of control, as defined under the indenture governing the notes, the holders of notes will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest thereon, if any. In order to obtain sufficient funds to pay the purchase price of the notes then outstanding, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all notes then outstanding or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture. In addition, a Delaware Chancery Court decision found that, for purposes of agreements such as the indenture, the circumstances in which a board of directors of a Delaware corporation would be permitted not to approve a dissident slate of directors as “continuing directors” are significantly limited. In the event of any such significant change in the composition of our board where the board has approved the new directors as “continuing directors” for purposes of the indenture, we may not be required to offer to repurchase the notes as a result of the board composition change. The same court also observed that certain provisions in indentures, such as “continuing director” provisions, could function to entrench an incumbent board of directors and therefore raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, we would not be required to offer to repurchase your notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

In addition, in certain circumstances specified in the indenture governing the notes, we will be required to commence an asset sale offer, as defined in the indenture, pursuant to which we will be obligated to purchase the applicable notes at a price equal to 100% of their principal amount plus accrued and unpaid interest. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such notes when required under the indenture would be an event of default under the indenture.

USE OF PROCEEDS

Headwaters will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement that we entered into in connection with the issuance of the outstanding notes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2014.

You should read this table in conjunction with our historical financial statements and the related notes incorporated by reference in this prospectus.

(dollars in thousands)
Cash and cash equivalents	$154,233
ABL Revolver (1)	$0
7-5/8% senior secured notes due 2019	400,000
7-1/4% senior notes due 2019	150,000
8.75% convertible senior subordinated notes due 2016 (2)	49,500
Total debt, net of discount	599,500
Redeemable non-controlling interest in consolidated subsidiary	13,376
Stockholders’ equity (in thousands except par value):
Common stock, $0.001 par value; 200,000 shares authorized, 73,439 shares issued and outstanding (including 71 shares held in treasury)	73
Capital in excess of par value	722,414
Accumulated deficit	(647,718)
Treasury stock	(635)
Total stockholders’ equity	74,134
Total capitalization	$687,010

(1)                                 The ABL Revolver is a $70.0 million facility, subject to a borrowing base limitation. As of March 31, 2014, (i) there were no amounts outstanding under the ABL Revolver and (ii) after giving effect to the borrowing base limitation and secured letters of credit for $23.2 million, we had availability of approximately $44.8 million under the ABL Revolver.

(2)                                 The face value of our 8.75% convertible senior subordinated notes due 2016 is $49.8 million.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated below is as follows:

	Year ended September 30,							Six months ended March 31,
	2009		2010	2011		2012	2013	2014
Ratio of earnings to fixed charges	N/A	*	0.38	N/A	*	0.70	1.26	0.41

*Total earnings for these periods were less than zero dollars. The deficiency of earnings to fixed charges for the years ended September 30, 2009 and 2011 were $493.1 million and $138.2 million, respectively.

For purposes of calculating the ratio of earnings to fixed charges, (i) fixed charges consist of interest expensed and capitalized, amortization of discount on debt and capitalized expenses related to indebtedness, and a reasonable approximation of interest within rental expense; and (ii) earnings consist of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity, plus fixed charges, less interest capitalized.

THE EXCHANGE OFFER

Original Issuance of the Outstanding Notes

On December 10, 2013, Headwaters issued the outstanding notes in an aggregate principal amount of $150,000,000 to the initial purchasers. Because such issuance of the outstanding notes was not a transaction registered under the Securities Act, the outstanding notes were offered by the initial purchasers only (i) in the United States, to qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.

Registration Rights Agreement

We, the guarantors and the initial purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) on December 10, 2013, the original issue date of the outstanding notes (“Issue Date”), pursuant to which we agreed that we would, at our expense, for the benefit of the holders of the outstanding notes, (i) use commercially reasonable efforts to file a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to the exchange offer to exchange the outstanding notes for exchange notes, guaranteed on a senior basis by the guarantors, which exchange notes will have terms substantially identical in all material respects to the outstanding notes (except that the exchange notes will not contain terms with respect to transfer restrictions), and (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act. We agreed to keep the exchange offer open for not less than 20 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders. For each of the outstanding notes surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor, or (ii) if the note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, such interest payment date or (B) if no interest has been paid on such note, from the Issue Date.

If (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer, (ii) the exchange offer is not consummated within 210 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered exchange notes so request, or (iv) in the case of any holder that participates in the exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours or within the meaning of the Securities Act), then in each case, we will (x) promptly deliver to the holders and the trustee written notice thereof and (y) at our sole expense, (a) as promptly as practicable, use commercially reasonable efforts to file a shelf registration statement covering resales of the notes (the “Shelf Registration Statement”) and (b) use commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable notes have been sold thereunder. We will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each holder when the Shelf Registration Statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including a certain indemnification rights and obligations).

If (1) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 210th day after the Issue Date or (2) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all notes have been disposed of thereunder), then additional interest (the “Additional Interest”) shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days commencing on (x) the 211th day after the Issue Date, in the case of (1) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (2) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the notes may not accrue under more than one of the foregoing clauses at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided, further, however, that (A) upon the filing of the Shelf Registration Statement (in the case of clause (2) above), or (B) upon the exchange of the exchange notes for all notes tendered (in the case of the clause (3)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (1) above), Additional Interest on the notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

Any amounts of Additional Interest will be payable in cash on the same original interest payment dates as the notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes in which this prospectus is included.

Transferability of the Exchange Notes

Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties not related to Headwaters, the exchange notes would, in general, be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer described in this prospectus who is an affiliate of Headwaters or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•                  will not be able to rely on the interpretations of the SEC staff;

•                  will not be entitled to participate in the exchange offer; and

•                  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless such sale or transfer is made pursuant to an exemption from such requirement.

Each holder of outstanding notes who wishes to exchange outstanding notes for exchange notes pursuant to the exchange offer will be required to represent that:

•                  it is not an affiliate of Headwaters;

•                  the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

•                  at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

•                  at the time of the exchange offer, it is not engaged in and does not intend to engage in, a distribution of the exchange notes.

To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

In addition, in connection with any resales of the exchange notes, any broker-dealer that acquired exchange notes for its own account as a result of market-making or other trading activities, which is referred to as an “exchanging broker-dealer,” must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with the prospectus contained in the registration statement for the exchange offer. Under the registration rights agreements, exchanging broker-dealers and any other person, if any, subject to similar prospectus delivery requirements, will be allowed to use this prospectus in connection with the resale of exchange notes.

The Exchange Offer

Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, Headwaters will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on              , 2014. Headwaters will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. Outstanding notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•                  the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

•                  the exchange notes bear a different CUSIP number from the outstanding notes; and

•                  after consummation of the exchange offer, holders of the exchange notes will not be entitled to any rights under the registration rights agreements, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture under which the outstanding notes were issued.

As of the date of this prospectus, $150,000,000 in aggregate principal amount of outstanding notes was outstanding. The exchange offer will be conducted in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations of the SEC under the Securities Act and the Securities Exchange Act.

Interest on the Exchange Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid on such notes, from the Issue Date. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Interest on the exchange notes is payable semi-annually in arrears on January 15 and July 15 of each year to the holders of record on the immediately preceding January 1 and July 1.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, Headwaters will not be required to issue exchange notes, and Headwaters may terminate the exchange offer or, at its option, modify, extend or otherwise amend the exchange offer, if, prior to the expiration date of the exchange offer, as it may be extended from time to time:

•              the exchange offer, or the making of any exchange by a holder, violates any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•              any action or proceeding shall have been instituted or threatened with respect to the exchange offer which would materially impair Headwaters’ ability to proceed with the exchange offer;

•              not all governmental approvals that Headwaters deems necessary for the consummation of the exchange offer have been obtained; or

•              the trustee with respect to the indenture for the outstanding notes and exchange notes shall have (i) objected in any respect to, or taken any action that could, in the reasonable judgment of Headwaters, adversely affect the consummation of the exchange offer or the exchange of exchange notes for outstanding notes under the exchange offer, or (ii) taken any action that challenges the validity or effectiveness of the procedures used in making the exchange offer or the exchange of the outstanding notes under the exchange offer.

The foregoing conditions are for the sole benefit of Headwaters and may be waived by it in whole or in part in its absolute discretion. Any determination made by them concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

If any of the foregoing conditions are not satisfied or waived on the expiration date of the exchange offer, Headwaters may:

•                  terminate the exchange offer and return all tendered outstanding notes to the holders thereof;

•                  modify, extend or otherwise amend the exchange offer and retain all tendered outstanding notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders (See “— Withdrawal of Tenders” and “— Expiration Date; Extensions; Amendments; Termination”); or

•                  waive the unsatisfied conditions with respect to the exchange offer and accept all outstanding notes tendered and not previously withdrawn.

Headwaters reserves the right, in its absolute discretion, to purchase or make offers to purchase any outstanding notes that remain outstanding subsequent to the expiration date for the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. Any purchase or offer to purchase will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten business days after the expiration date.

Certain Consequences to Holders of Outstanding Notes Not Tendering in the Exchange Offer

Consummation of the exchange offer may have adverse consequences to holders of outstanding notes who elect not to tender their notes in the exchange offer. In particular, the trading market for unexchanged outstanding notes could become more limited than the existing trading market for the outstanding notes and could cease to exist altogether due to the reduction in the amount of the outstanding notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the outstanding notes. If a market for unexchanged outstanding notes exists or develops, the outstanding notes may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. There can, however, be no assurance that an active market in the unexchanged outstanding notes will exist, develop or be maintained or as to the prices at which the unexchanged outstanding notes may be traded. This would result in less protection for holders of unexchanged outstanding notes. See “Risk Factors —You may have difficulty selling the outstanding notes that you do not exchange.”

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “expiration date” means 5:00 p.m., New York City time, on            , 2014, subject to the right to extend such date and time for the exchange offer in the absolute discretion of Headwaters, in which case the expiration date means the latest date and time to which the exchange offer is extended.

Headwaters reserves the right, in its absolute discretion, to (i) extend the exchange offer, (ii) terminate the exchange offer if a condition to its obligation to deliver the exchange notes is not satisfied or waived on the expiration date, as extended, or (iii) amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. If the exchange offer is amended in a manner Headwaters determines constitutes a material change, Headwaters will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during the two to ten business day period.

Headwaters will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release. Headwaters will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the outstanding notes that have been tendered as of the date of such notice. Headwaters has no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

The exchange notes will be issued in exchange for the outstanding notes in the exchange offer on the settlement date, which will be as soon as practicable following the expiration date of the exchange offer. Headwaters will not be obligated to deliver exchange notes unless the exchange offer is consummated.

Effect of Tender

Any tender by a holder (and the subsequent acceptance of such tender) of outstanding notes will constitute a binding agreement between that holder and Headwaters upon the terms and subject to the conditions of the exchange offer described herein and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of the outstanding notes will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding Notes

Upon the submission of the letter of transmittal, or agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of such outstanding notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, be deemed, among other things, to:

•                  irrevocably sell, assign and transfer to or upon Headwaters’ order or the order of its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder’s status as a holder of, all outstanding notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against Headwaters or any fiduciary, trustee, fiscal agent or other person connected with the outstanding notes arising under, from or in connection with such outstanding notes;

•                  waive any and all rights with respect to the outstanding notes tendered thereby (including, without limitation, any existing or past defaults and their consequences in respect of such outstanding notes); and

•                  release and discharge Headwaters and the trustee for the outstanding notes from any and all claims such holder may have, now or in the future, arising out of or related to the outstanding notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the outstanding notes tendered thereby or to participate in any redemption or defeasance of the outstanding notes tendered thereby.

In addition, such holder of outstanding notes will be deemed to represent, warrant and agree that:

•                  it has received and reviewed this prospectus;

•                  it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the outstanding notes tendered thereby and it has full power and authority to execute the letter of transmittal;

•                  the outstanding notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Headwaters will acquire good, indefeasible and unencumbered title to such outstanding notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when Headwaters accepts the same;

•                  it will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding notes tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•                  in evaluating the exchange offer and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its outstanding notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by Headwaters, the trustee or the exchange agent other than those contained in this prospectus (as amended or supplemented to the expiration date);

•                  the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

•                  it is acquiring the registered notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the registered securities to be received in the exchange offer;

•                  if it is a broker-dealer holding outstanding notes acquired for its own account as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the registered notes received pursuant to the exchange offer (provided, that, by so agreeing and by delivering a prospectus, any such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act); and

•                  the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly.

The representations and warranties and agreements of a holder tendering outstanding notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any outstanding notes shall mean any holder that exercises investment discretion with respect to such outstanding notes.

Absence of Dissenters’ Rights

Holders of the outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Outstanding Notes Tendered; Delivery of Exchange Notes

On the settlement date, exchange notes to be issued in partial or full exchange for outstanding notes in the exchange offer, if consummated, will be delivered in global form.

Headwaters will be deemed to have accepted validly tendered outstanding notes that have not been validly withdrawn as provided in this prospectus when, and if, Headwaters has given written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the exchange notes through the settlement date will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the outstanding notes for the sole purpose of receiving outstanding notes and transmitting exchange notes as of the settlement date. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted outstanding notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Outstanding Notes

A holder of outstanding notes who wishes to accept the exchange offer, and whose outstanding notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct this custodial entity to tender such holder’s outstanding notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in the exchange offer, a holder of outstanding notes must either (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions (including guaranteeing the signature(s) to the letter of transmittal, if required), and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the outstanding notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the Expiration Date or (ii) comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer or guaranteed delivery procedures described below on or prior to the expiration date.

The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth in this prospectus. Outstanding notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of outstanding notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any outstanding notes to anyone other than the exchange agent.

If you are tendering your outstanding notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold notes custodially through DTC) to arrange for receipt of any exchange notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Outstanding Notes Held with DTC

If you wish to tender outstanding notes held on your behalf by a nominee with DTC, you must (i) inform your nominee of your interest in tendering your outstanding notes pursuant to the exchange offer, and (ii) instruct your nominee to tender all outstanding notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender outstanding notes by effecting a book-entry transfer of the outstanding notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering outstanding notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Headwaters may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s ATOP system prior to the expiration date may tender if:

•                  the tender is made through an eligible guarantor institution;

•                  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery: (i) setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered, (ii) stating that the tender is being made thereby; and (iii) guaranteeing that, within three (3) business days after the expiration date, the letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•                  the exchange agent receives such properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within such three (3) business days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “— Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal, or notice of withdrawal, are required to be guaranteed, such guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holder(s) of outstanding notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the outstanding notes without alteration, enlargement or any other change whatsoever. If any of the outstanding notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the outstanding notes tendered thereby are registered in different names on different outstanding notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If outstanding notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such outstanding notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any outstanding notes listed therein, such outstanding notes must be properly endorsed or accompanied by a properly completed note power, signed by such holder exactly as such holder’s name appears on such outstanding notes. If the letter of transmittal or any outstanding notes, note powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of outstanding notes waive any right to receive any notice of the acceptance for exchange of their outstanding notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments, and/or substitute certificates evidencing outstanding notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, outstanding notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered outstanding notes will be determined by Headwaters in its absolute discretion, which determination will be final and binding. Headwaters reserves the absolute right to reject any and all tendered outstanding notes determined by it not to be in proper form or not to be tendered properly or any tendered outstanding notes the acceptance of which would, in the opinion of its counsel, be unlawful. Headwaters also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular outstanding notes, whether or not waived in the case of other outstanding notes. Headwaters’ interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as Headwaters shall determine. Although Headwaters intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, none of Headwaters, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of outstanding notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose outstanding notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the outstanding notes. Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

You may withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time, on            , 2014. Tenders of outstanding notes may not be withdrawn after that time unless the exchange offer is extended with changes in the terms of the exchange offer that are, in Headwaters’ reasonable judgment, materially adverse to the tendering holders of the outstanding notes.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at one of its addresses set forth in this prospectus. The withdrawal notice must specify the name of the person who tendered the outstanding notes to be withdrawn, must contain a description of the outstanding notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such outstanding notes, if applicable, and the aggregate principal amount represented by such outstanding notes; and must be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to Headwaters that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes. In addition, the notice of withdrawal must specify, in the case of outstanding notes tendered by delivery of certificates for such outstanding notes, the name of the registered holder (if different from that of the tendering holder) or, in the case of outstanding notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn outstanding notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the outstanding notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of outstanding notes may not be rescinded, and any outstanding notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn outstanding notes may, however, be retendered by the holder again following one of the procedures described in “— Procedures for Tendering Outstanding Notes” prior to the expiration date.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value. Accordingly, Headwaters will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Exchange Agent

Wilmington Trust, National Association, a national banking association, has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

Wilmington Trust, National Association

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Email: dtc2@wilmingtontrust.com

Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Other Fees and Expenses

Headwaters will bear the expenses of soliciting tenders of the outstanding notes. The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone or in person by Headwaters officers and other employees and those of its affiliates.

Tendering holders of outstanding notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF CERTAIN INDEBTEDNESS

ABL Revolver

Headwaters Construction Materials, Inc., Tapco, HRI, and certain of their subsidiaries (collectively, the “ABL Borrowers”) are parties to the Loan and Security Agreement dated as of October 27, 2009, as amended (the “ABL Revolver”). Bank of America, N.A. (“Bank of America”) is acting as the sole administrative agent, arranger and collateral agent under the ABL Revolver.

Amount and maturity.  Total commitments for our ABL Revolver are $70.0 million, including (i) a $35 million sub-line for letters of credit and (ii) a $10.5 million swingline facility. The ABL Revolver matures in October 2018. As of March 31, 2014, we had secured letters of credit under terms of the ABL Revolver for approximately $23.2 million for various purposes and availability under the ABL Revolver was approximately $44.8 million.

There are limitations on our ability to incur the full $70.0 million of commitments under the ABL Revolver. Borrowings under our ABL Revolver are limited by a specified borrowing base consisting of a percentage of eligible accounts receivable and inventory, less customary reserves. In addition, under the ABL Revolver, a monthly fixed charge maintenance covenant would become applicable if excess availability under the ABL Revolver is at any time less than 15% of the total $70 million of current revolving loan commitments, or $10.5 million currently. Due primarily to the seasonality of our operations, it is possible that availability under the ABL Revolver could fall below the 15% threshold in a future period. If the covenant trigger were to occur, the ABL Borrowers would be required to satisfy and maintain on the last day of each month a fixed charge coverage ratio of at least 1.0x for the preceding twelve-month period. As of March 31, 2014, our fixed charge coverage ratio for the preceding 12 months was approximately 1.3x.

Interest rates and fees.  Outstanding borrowings under the ABL Revolver accrue interest at Headwaters’ option, at either (i) the London Interbank Offered Rate (LIBOR) plus 1.75%, 2.0% or 2.25%, depending on Headwaters’ fixed charge coverage ratio; or (ii) the “Base Rate” plus 0.5%, 0.75% or 1.0%, again depending on the fixed charge coverage ratio. The base rate is subject to a floor equal to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.5%, and (iii) the 30-day LIBOR rate plus 1.0%. Fees on the unused portion of the ABL Revolver range from 0.25% to 0.375%, depending on the amount of the credit facility which is utilized.

We pay certain fees with respect to the ABL Revolver, including (i) an unused line fee of 0.375% per annum in the event that less than 50% of the commitments (excluding swingline loans) under the credit facility are utilized (subject to a stepdown to 0.25% per annum in the event that more than or equal to 50% of the commitments (excluding swingline loans) under the credit facility are utilized), (ii) customary annual administration fees and (iii) customary fronting and facility fees in respect of letters of credit.

Mandatory prepayments.  If, at any time, our outstanding borrowings under the ABL Revolver (including outstanding letters of credit and swingline loans) exceed the borrowing base as in effect at such time, we will be required to prepay an amount equal to such excess on the sooner of demand by the agent or the first business day after the ABL Borrowers have knowledge thereof.

Covenants.  The ABL Revolver and our guarantee of the obligations and liabilities thereunder contain affirmative and negative covenants that, among other things, and in each case, subject to certain qualifications and exceptions, limit or restrict the ability of the ABL Borrowers and us (and any of our non-ABL Borrower subsidiaries who become guarantors) to:

•                  incur debt;

•                  create liens and encumbrances;

•                  make capital expenditures;

•                  make distributions to us, other than to pay (i) debt we are permitted to incur under the ABL Revolver, including the notes, and (ii) reasonable administrative and operating expenses, including capital expenditures, except, in each case, when a default has occurred under the ABL Revolver;

•                  make acquisitions and investments;

•                  dispose of or transfer assets;

•                  make loans;

•                  make certain payments of debt;

•                  merge, dissolve, liquidate or consolidate;

•                  make any material change in accounting treatment or reporting practices or change their fiscal year;

•                  enter into certain restrictive agreements or hedging agreements;

•                  change the nature of their business;

•                  engage in certain transactions with affiliates; and

•                  amend certain material documents.

In addition, if excess availability under the ABL Revolver is less than 15% of the total revolving loan commitments, the ABL Borrowers are required to maintain a monthly fixed charge coverage ratio of at least 1.0x for the preceding twelve-month period.

We were in compliance with all covenants as of March 31, 2014.

Guarantees and collateral.  The indebtedness, obligations and liabilities under the ABL Revolver are absolutely and unconditionally guaranteed, on a senior secured basis by us, and are secured by a first-priority lien on the ABL Borrowers’ (and our non-ABL Borrower Subsidiaries who became guarantors’) accounts receivable, inventory, cash, deposit accounts, support obligations, securities accounts and proceeds of the foregoing and certain assets related thereto and a second-priority lien on the Notes Collateral.

Cash dominion.  If excess availability under the ABL Revolver is less than 17% of the total revolving commitments at any time or if there exists an event of default, amounts in the ABL Borrowers’ deposit accounts (other than certain excluded accounts) will be transferred daily into a blocked account held by the agent and applied to reduce the outstanding amounts under the credit facility. The agent will continue to apply the funds in such deposit accounts in the foregoing manner until excess availability under the ABL Revolver is greater than 17% of the total revolving commitments and no event of default has occurred at all times during a three calendar month period.

Events of default.  The ABL Revolver contains events of default such as nonpayment of obligations under the credit facility, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy and insolvency events, certain ERISA events, failure to promptly satisfy judgment in excess of $1.0 million, collateral loss provisions, cessation or material restraint of business, change of control, loss of lien perfection or priority or the occurrence of a material adverse effect (as defined in the ABL Revolver).

8.75% Convertible Senior Subordinated Notes due 2016

In 2012, we issued approximately $49.8 million of new 8.75% convertible senior subordinated notes in exchange for cancellation of an equal amount of outstanding 2.50% notes. The 8.75% notes have a maturity date of February 2016 with no early redemption options for either us or the holders of the 8.75% notes. These 8.75% notes are subordinate to the ABL Revolver and the notes, and any future issuances of senior subordinated debt. The conversion rate for the 8.75% notes is 33.9236 shares per $1,000 principal amount ($29.48 conversion price), subject to adjustment. Upon conversion, we will pay cash up to the principal amount of the 8.75% notes, and shares of common stock to the extent the price of our common stock exceeds the conversion price during a 20-trading-day observation period. The conversion rate is adjusted for certain corporate transactions referred to as “fundamental changes.”

The 8.75% notes are convertible at the option of the holders prior to December 1, 2015 if any of the following criteria are met: (1) during any fiscal quarter the closing price of Headwaters’ common stock exceeds $38.32 per share for at least 20 trading days during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) during the five-business-day period after any ten-consecutive-trading-day period, the 8.75% notes trade at less than 98% of the product of the common stock trading price and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the 8.75% notes; or (3) upon the occurrence of specified corporate transactions. The 8.75% notes are convertible on or after December 1, 2015 regardless of the foregoing circumstances, and we may not redeem the 8.75% notes. If a “fundamental change” with respect to our common stock occurs, including termination of trading, holders may require us to repurchase the 8.75% notes at a price equal to the principal amount plus any accrued interest.

7-5/8% Senior Secured Notes due 2019

In 2011 we issued $400.0 million of 7-5/8% senior secured notes (the “7-5/8% notes”) for net proceeds of approximately $392.8 million. The 7-5/8% notes mature in April 2019 and bear interest at a rate of 7.625%, payable semiannually. The 7-5/8% notes are secured by substantially all of our assets; however, the note holders have a second priority position with respect to the assets that secure the ABL Revolver described above, currently consisting of certain trade receivables and inventories of our light building products and heavy construction materials segments. The notes are senior in priority to all other outstanding and future subordinated debt, including the notes issued hereby.

We can redeem the 7-5/8% notes, in whole or in part, at any time after March 2015 at redemption prices ranging from 103.813% to 100.0%, depending on the redemption date. We can also redeem any portion of the notes at any time through March 2015 at a price equal to 100% plus a make-whole premium. If there is a change in control, we will be required to offer to purchase the 7-5/8% notes from holders at a purchase price equal to 101% of the principal amount.

The 7-5/8% notes limit our incurrence of additional debt and liens on assets, prepayment of future new subordinated debt, merging or consolidating with another company, selling all or substantially all of our assets, making investments and the payment of dividends or distributions, among other things. We were in compliance with all debt covenants as of March 31, 2014.

DESCRIPTION OF THE EXCHANGE NOTES

The outstanding notes were, and the exchange notes will be, issued pursuant to an indenture (the “Indenture”) dated as of December 10, 2013, among Headwaters Incorporated, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The terms of the exchange notes are identical to the terms of the outstanding notes in all material respects, including interest rate and maturity, except that the exchange notes will not be subject to:

•                  the restriction on transfer;

•                  the Registration Rights Agreement’s covenants regarding registration of the notes; and

•                  accrual of additional interest

The following description is a summary of the material provisions of the Indenture. It does not purport to be a complete description of such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to those agreements. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. You may request a copy of the Indenture by following the procedures outlined in “Where You Can Find More Information”.

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Issuer” refers only to Headwaters Incorporated and not to any of its subsidiaries.

For purposes of this description, references to the “notes” include the outstanding notes, the exchange notes, and any additional notes subsequently issued under the Indenture. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes

The exchange notes will be:

•                  senior unsecured obligations of the Issuer;

•                  equal in right of payment with any existing and future senior Indebtedness of the Issuer, including the Issuer’s obligations under the Credit Agreement and the Existing Notes;

•                  senior in right of payment to any existing or future Subordinated Indebtedness of the Issuer, including the Convertible Senior Subordinated Notes;

•                  structurally subordinated to all liabilities and preferred stock of Subsidiaries of the Issuer that are not Guarantors;

•                  effectively subordinated to the Issuer’s obligations under the Credit Agreement and the Existing Notes to the extent of the value of the assets securing such Indebtedness; and

•                  unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

The Note Guarantees

The exchange notes will be jointly and severally guaranteed by substantially all domestic Subsidiaries of the Issuer (other than Unrestricted Subsidiaries). See “—Note Guarantees.”

Each Note Guarantee will be:

•                  a senior unsecured obligation of the Guarantor;

•                  equal in right of payment with any existing and future senior Indebtedness of the Guarantor including such Guarantor’s guarantees of the Issuer’s obligations under the Credit Agreement and the Existing Notes;

•                  senior in right of payment to any existing or future Subordinated Indebtedness of such Guarantor;

•                  structurally subordinated to all liabilities and preferred stock of any Subsidiaries of such Guarantor that are not Guarantors;

•                  effectively subordinated to the Guarantee of such Guarantor under the Credit Agreement and the Existing Notes to the extent of the value of the assets owned by such Guarantor that secure such Indebtedness; and

•                  subject to registration with the Commission pursuant to the Registration Rights Agreement.

As of the date of the Indenture, substantially all of the Issuer’s domestic subsidiaries were “Restricted Subsidiaries.” However, none of the Issuer’s Foreign Subsidiaries guarantee the exchange notes. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Not all of our subsidiaries will guarantee the exchange notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes.” In addition, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Issuer’s Unrestricted Subsidiaries will not guarantee the exchange notes.

Principal, Maturity and Interest

The Issuer will issue up to $150.0 million of exchange notes in this exchange offering. The Issuer may issue additional notes (the “Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on January 15, 2019.

Interest on the exchange notes will accrue at the rate of 7.25% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2014. The Issuer will make or cause the paying agent to make each interest payment to the Holders of record on the immediately preceding January 1 and July 1. Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Exchange Notes

The Issuer will maintain one or more paying agents for the exchange notes. The initial paying agent for the exchange notes will be the Trustee.

The Issuer will also maintain a registrar in respect of the exchange notes. If the Issuer fails to appoint a registrar the Trustee will act as such. The registrar for the exchange notes will maintain a register reflecting ownership of the exchange notes outstanding from time to time and will make payments on and facilitate transfer of those exchange notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer, any Restricted Subsidiary or any Subsidiary of a Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. The Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered Holder of a note will be treated as the owner of it for all purposes.

Ranking

The Indebtedness evidenced by the notes and the Note Guarantees will be senior Indebtedness of the Issuer or the applicable Guarantor, as the case may be, will rank equal in right of payment with all existing and future senior Indebtedness of the Issuer and the Guarantors, as the case may be, and will be (i) senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and the Guarantors, as the case may be, including the Convertible Senior Subordinated Notes and (ii) effectively subordinated to all other existing and future Secured Indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such Indebtedness.

As of March 31, 2014, the Issuer and its Subsidiaries had $599.5 million aggregate principal amount of Indebtedness (comprised of the notes and the Note Guarantees, the Existing Notes and associated guarantees, and the Convertible Senior Subordinated Notes). The $400.0 million of Existing Notes constitute Secured Indebtedness and our Credit Agreement provides us with $70.0 million in availability, subject to borrowing base limitations, all of which would also be Secured Indebtedness.

Substantially all of the operations of the Issuer are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including the Holders of the exchange notes. The exchange notes, therefore, will be structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer that are not Guarantors. Although the Indenture will limit the incurrence of Indebtedness by and the issuance of Disqualified Stock and preferred stock of certain of the Issuer’s Subsidiaries, such limitation is subject to a number of significant qualifications. See “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

Although the Indenture contains limitations on the amount of additional Pari Passu Indebtedness and additional Secured Indebtedness that the Issuer and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Pari Passu Indebtedness and Secured Indebtedness could be substantial. See “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “Certain Covenants—Liens.”

Note Guarantees

The Guarantors jointly and severally unconditionally guarantee on a senior unsecured basis the Issuer’s obligations under the Indenture and the notes. The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.”

The Indenture provides that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)                                 immediately after giving effect to that transaction, no Default or Event of Default exists;

(2)                                 either:

(a)                                 the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture; or

(b)                                 such sale or other disposition complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom; and

(3)                                 there is delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The Note Guarantee of a Guarantor will be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom; provided, however, that such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement, the Existing Notes and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;

(2)                                 in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition of all such Capital Stock of that Guarantor complies with the “Asset Sale” provisions of the Indenture, including the application of the Net Proceeds therefrom; provided, however, that if such Guarantor remains a Subsidiary, such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement, the Existing Notes and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer;

(3)                                 if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(4)                                 if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(5)                                 upon the release or discharge of all Guarantees by such Guarantor which would have required such Guarantor to guarantee the notes pursuant to the covenant described under “—Certain Covenants—Limitations on Issuances of Guarantees of Indebtedness” (including, without limitation, the Credit Agreement and the Existing Notes).

Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the exchange notes. However, under certain circumstances, the Issuer may be required to offer to purchase exchange notes as described under the caption “—Repurchase at the Option of Holders.” The Issuer may acquire exchange notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Optional Redemption

The notes may be redeemed, in whole or in part, at any time prior to January 15, 2016, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail (or electronically for Global Notes) to each Holder’s registered address at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and any Additional Interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, at any time prior to January 15, 2016, the Issuer may on any one or more occasions redeem, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail (or electronically for Global Notes) to each Holder’s registered address, up to 35% of the aggregate principal amount of notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 107.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings of the Issuer (or of any Parent to the extent such proceeds are contributed to the equity capital of the Issuer, other than in the form of Disqualified Stock); provided that:

(1)                                 at least 65% of the aggregate principal amount of notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuer and its Subsidiaries); and

(2)                                 the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding three paragraphs, the notes will not be redeemable at the Issuer’s option prior to January 15, 2016. On or after January 15, 2016, the Issuer may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ written notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15, of the years indicated below:

Year	Percentage
2016	103.625%
2017	101.813%
2018 and thereafter	100.000%

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of such notes for redemption, will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or, if such notes are not so listed, on a pro rata basis or by lot or such similar method in accordance with the procedures of DTC, if applicable; provided that no notes of $2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, (or electronically for Global Notes) at least 30 but not more than 60 days before the purchase or redemption date to each Holder of notes to be purchased or redeemed at such Holder’s registered address (with a copy to the Trustee). If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new note in principal amount equal to the unpurchased or unredeemed portion of any note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on notes or portions thereof purchased or called for redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or any part of such Holder’s notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (subject to the right of holders of record on the relevant interest payment date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Issuer will send a notice (a “Change of Control Offer”) to each Holder and the Trustee:

(1)                                 describing the transaction or transactions that constitute the Change of Control and

(2)                                 offering to repurchase notes on the repurchase date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

The paying agent will promptly pay to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate upon written order of the Issuer and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 (or integral multiples of $1,000 in excess thereof). The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement provides, and other Indebtedness agreements may provide, that certain change of control events with respect to the Issuer would constitute a default under such agreements. Such defaults could result in amounts outstanding under the Credit Agreement and such other Indebtedness being declared due and payable. The Issuer’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given for all notes in accordance with the terms of the Indenture unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain. The Chancery Court of Delaware has raised the possibility that a change of control as a result of a failure to have “continuing directors” comprising a majority of the Board of Directors may be unenforceable on public policy grounds.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

The Indenture contains covenants including the following:

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer;

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Parent;

(3)                                 make any payment of principal or premium on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Note Guarantees prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment (other than (A) from the Issuer or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2)                                 the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date pursuant to this clause (3) and Restricted Payments permitted by clauses (1), (7) and (11) of the next succeeding paragraph, is less than the sum, without duplication, of:

(a)                                 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)                                 100% of the aggregate net proceeds (including the fair market value of property) received by the Issuer subsequent to the Issue Date as a contribution to its equity capital or from the issue or sale of Equity Interests of the Issuer (other than Excluded Contributions or net proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer); plus

(c)                                  the amount by which Indebtedness of the Issuer is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer incurred after the Issue Date convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer; plus

(d)                                 an amount equal to the net reduction in Restricted Investments by the Issuer and its Restricted Subsidiaries, subsequent to the Issue Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Restricted Investment previously made by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)                                 the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or of any Equity Interests of the Issuer or any Parent in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer other than Disqualified Stock (and any distribution, loan or advance of such net cash proceeds to any Parent for such purpose) or out of contributions to the equity capital of the Issuer (other than Disqualified Stock); provided that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3)                                 the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)                                 the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;

(5)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer and any distribution, loan or advance to any Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $5.0 million in any calendar year; provided, that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer (or any Parent to the extent such net cash proceeds are contributed to the common equity of the Issuer) to employees, officers, directors or consultants of the Issuer and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (b) above or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date less (iii) any amounts previously applied to the payment of Restricted Payments pursuant to clauses (i) and (ii) of this clause (5);

(6)                                 repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

(7)                                 other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $5.0 million;

(8)                                 the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(9)                                 Investments that are made with Excluded Contributions;

(10)                          upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase notes pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Change of Control” (including the purchase of all notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); provided that there is a concurrent or prior Change of Control Offer, and all notes tendered by holders of the notes in connection with such Change of Control have been repurchased, redeemed or acquired for value;

(11)                          any Restricted Payment in connection with the redemption, repurchase or other retirement of the Convertible Senior Subordinated Notes;

(12)                          upon the occurrence of an Asset Sale and within 90 days after completion of the offer to repurchase notes pursuant to the covenant described below under the caption “—Asset Sales” (including the purchase of all notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any); provided that there is a concurrent or prior Asset Sale Offer and all notes tendered by holders of the notes in connection with such Asset Sale Offer have been repurchased, redeemed or acquired for value; and

(13)                          the payment of cash in lieu of the issuance of fractional share of Equity Interests upon the exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer;

provided, however, that in the case of clauses (7), (8) and (11) above, no Default or Event of Default has occurred and is continuing.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall, if the fair market value thereof exceeds $5.0 million, be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. If any fairness opinion or appraisal is required by the Indenture in connection with any Restricted Payments, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of such fairness opinion or appraisal.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Issuer will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt) and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 (a) the incurrence by the Issuer or any Guarantor of Indebtedness under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) and (b) the incurrence by a Receivables Subsidiary of Indebtedness that is not recourse to the Issuer or any other Restricted Subsidiary of the Issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) for Indebtedness incurred under clauses (a) and (b) not to exceed (as of any date of incurrence of Indebtedness pursuant to this clause (1) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the greater of (x) $70.0 million and (y) the Borrowing Base and in each case less any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto pursuant to “—Asset Sales”;

(2)                                 Existing Indebtedness;

(3)                                 (a) the Existing Notes outstanding on the Issue Date and (b) the outstanding notes issued on the date of the Indenture and related Note Guarantees, the exchange notes offered hereby and the related Note Guarantees;

(4)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, or cost of construction or improvement, of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries incurred pursuant to this clause (4) in an aggregate principal amount not to exceed $30.0 million at any time outstanding;

(5)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (17) of this paragraph;

(6)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Issuer or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is owed to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)                                 the guarantee by the Issuer or any Restricted Subsidiary of any obligations including Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that, in the case of a guarantee of any Restricted Subsidiary that is not a Guarantor, such Restricted Subsidiary complies with the covenant described below under the caption “—Limitations on Issuances of Guarantees of Indebtedness”;

(9)                                 the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued;

(10)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management and similar arrangements, including Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(11)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and/or that Restricted Subsidiary in connection with that disposition;

(13)                          the issuance of Disqualified Stock or preferred stock by any of the Issuer’s Restricted Subsidiaries issued to the Issuer or another Restricted Subsidiary; provided that (i) any subsequent issuance or transfer of any equity securities that results in such Disqualified Stock or preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such shares of Disqualified Stock or preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an issuance of such shares of Disqualified Stock or preferred stock that was not permitted by this clause (13);

(14)                          the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Issuer or such Restricted Subsidiary in the ordinary course of business;

(15)                          the incurrence by the Issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding incurred pursuant to this clause (15), not to exceed $20.0 million;

(16)                          the incurrence by the Foreign Restricted Subsidiaries of the Issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries thereunder) incurred pursuant to this clause (16), not to exceed $10.0 million;

(17)                          contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(18)                          the incurrence by the Issuer of Indebtedness to effect the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Parent, in each case held by any former or current employees, officers, directors or consultants of the Issuer or any of its Restricted Subsidiaries or their respective estates, spouses, former spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an aggregate amount at any one time outstanding not to exceed the maximum amount of such acquisitions pursuant to clause (5) of the covenant described under the caption “—Restricted Payments”;

(19)                          the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

(20)                          contingent liabilities related to customary earn-outs, purchase price adjustments and indemnities in acquisition agreements and otherwise permitted under the Indenture; provided that the amount of such contingent liabilities shall not exceed the fair market value of assets acquired (in the case of an acquisition) or the purchase price paid to the Issuer or a Restricted Subsidiary (in the case of a disposition).

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to divide or classify such item on the date of its incurrence, and from time to time may reclassify, in any manner that complies with this covenant at such time. Indebtedness under the Credit Agreement on the date of the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than a Permitted Lien) that secures obligations under any Indebtedness or any related Guarantees (the “Initial Lien”) of any kind upon any of their property or assets, now owned or hereafter acquired, unless (1) in the case of Liens securing Subordinated Indebtedness, the notes or any applicable Note Guarantee is secured by a Lien on such assets of the Issuer or such Restricted Subsidiary and proceeds thereof that is senior in priority to such Lien; or (2) in all other cases, the notes or the applicable Note Guarantee is equally and ratably secured with or prior to such Indebtedness with a Lien on the same assets of the Issuer or such Restricted Subsidiary, as the case may be.

Any Lien created for the benefit of the Holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien (other than a release following enforcement of remedies in respect of such Lien or the Indebtedness secured by such Lien).

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1)                                 the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration therefor received the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets.

Within 365 days after the Issuer’s or Restricted Subsidiary’s receipt of the Net Proceeds from such Asset Sale, the Issuer or such Restricted Subsidiary may at its option do any one or more of the following:

(1)                                 permanently reduce (x) any Secured Indebtedness or (y) any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (and, in the case of revolving obligations under clause (y) only, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Issuer or a Subsidiary of the Issuer;

(2)                                 to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Permitted Business;

(3)                                 to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) other assets that, in each of (a), (b) and (c) replace the businesses, properties and assets that are the subject of such Asset Sale; or

(4)                                 any combination of the foregoing.

provided that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 90 days of such commitment; provided, further that if such commitment is later terminated or cancelled prior to the application of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph will be deemed to constitute “Excess Proceeds.” Within 10 business days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all Holders of the notes, and, if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of notes and such Pari Passu Indebtedness that is $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

For purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

(1)                                 any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are contractually subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing; and

(2)                                 any securities received by the Issuer, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)                                 make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)                                 transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 Existing Indebtedness, the Existing Notes, the Existing Notes Indenture, the Credit Agreement or any other agreements in effect on the Issue Date;

(2)                                 the Indenture, the notes and the Note Guarantees or by other Indebtedness of the Issuer or of a Guarantor which is equal in right of payment with the notes or Note Guarantees, as applicable, incurred under an indenture pursuant to the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that the encumbrances and restrictions are not materially more restrictive, taken as a whole, than those contained in the Indenture;

(3)                                 applicable law, rule, regulation or administrative or court order;

(4)                                 any agreements or instruments governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued, as the case may be, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)                                 customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(6)                                 purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7)                                 an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets or the granting of an option to purchase specified assets that impose restrictions on the assets to be sold (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(8)                                 Indebtedness otherwise permitted to be incurred under the Indenture; provided that the encumbrances and restrictions contained in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the Issue Date;

(9)                                 Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(10)                          customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)                          any Purchase Money Note that imposes restrictions on disposition of the assets purchased with such Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions only apply to such Receivables Subsidiary;

(12)                          cash or other deposits or net worth imposed by customers or agreements entered into in the ordinary course of business;

(13)                          customary provisions in joint venture agreements relating solely to such joint venture;

(14)                          Indebtedness of a Foreign Restricted Subsidiary permitted to be incurred under the Indenture that impose restrictions solely on the Foreign Restricted Subsidiaries party thereto; and

(15)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s board of directors, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than the dividend or other payment restrictions contained in the contracts, agreements, instruments or obligations referred to in clauses (1) through (14) above prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, however, that with respect to contracts, agreements, instruments or obligations existing on the Issue Date, any such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings contain, in the good faith judgment of the Issuer’s board of directors, dividend and other payment restrictions that are not materially more restrictive, taken as a whole, than such restrictions contained in such contracts, instruments or obligations as in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

The Issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), and the Issuer will not sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

(1)                                 either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that, in the case such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Subsidiary that is a corporation and cause such Subsidiary to become a co- Issuer of the notes;

(2)                                 the Successor Company (if other than the Issuer) expressly assumes via supplemental indenture all the obligations of the Issuer, as the case may be, under the notes, the Indenture and, if applicable, the Registration Rights Agreement;

(3)                                 immediately after such transaction and any related financing transactions, no Default or Event of Default exists;

(4)                                 immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such ratio immediately prior to such transaction; and

(5)                                 there is delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

Notwithstanding clauses (3) and (4) of the preceding paragraph, the Issuer may merge or consolidate with a Restricted Subsidiary incorporated solely for the purposes of organizing the Issuer in another jurisdiction. The Indenture will also provide for similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance or disposal of all or substantially all of the properties or assets of a Guarantor, excluding clause (4) above.

In addition, neither the Issuer nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries that are Guarantors.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)                                 such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Issuer delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any consulting, employment, severance or separation agreement or arrangement entered into by the Issuer or any of its Restricted Subsidiaries and the payment of compensation thereunder (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case approved by the compensation committee, a majority of the disinterested members of the Board of Directors of the Issuer, or, with respect to employees of the Issuer or any Restricted Subsidiary that are not Section 16 Officers, the principal executive officer of the Issuer or the applicable Restricted Subsidiary, as the case may be;

(2)                                 transactions (i) between or among the Issuer and/or the Guarantors, (ii) between or among Restricted Subsidiaries that are not Guarantors; and (iii) between or among the Issuer and the

Guarantors, on the one hand, and Restricted Subsidiaries that are not Guarantors, on the other hand, with respect to clause (iii) only, in the ordinary course of business;

(3)                                 payment of reasonable fees to directors of the Issuer and any Parent and the provision of customary indemnities (including advance of expenses in defending a claim) to directors, officers, employees or consultants of the Issuer, and any Parent or any Restricted Subsidiary;

(4)                                 issuances and sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer;

(5)                                 any tax sharing agreement or arrangement and payments pursuant thereto among the Issuer and its Subsidiaries and any other Person with which the Issuer or its Subsidiaries is required or permitted to file a consolidated, combined or unitary tax return or with which the Issuer or any of its Restricted Subsidiaries is or could be part of a consolidated, combined or unitary group for tax purposes in amounts not otherwise prohibited by the Indenture;

(6)                                 Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments” or any Permitted Investment;

(7)                                 loans to employees in an amount not to exceed $2.5 million outstanding at any time and advances and expense reimbursements to employees, in each case in the ordinary course of business;

(8)                                 agreements (and payments relating thereto) existing on the Issue Date as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is not materially less favorable to the Issuer and its Restricted Subsidiaries than the agreement in effect on the Issue Date;

(9)                                 transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the Issuer;

(10)                          transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11)                          transactions with customers, clients, suppliers or purchasers or sellers of goods, in each case in the ordinary course of business;

(12)                          transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interest in, or controls, such Person; and

(13)                          transactions which have been approved by a majority of the disinterested members of the Board of Directors and with respect to which an accounting, appraisal or investment banking firm of national standing has delivered an opinion that the terms of such transaction are not materially less favorable that those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Issuer or the Restricted Subsidiaries.

Additional Note Guarantees

If on or after the date of the Indenture the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) that Guarantees any Indebtedness of the Issuer or any Restricted Subsidiary, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor, execute a supplemental indenture and deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created. At the Issuer’s option, the Issuer may cause any Foreign Restricted Subsidiary to Guarantee and provide security for the notes.

Each Guarantee by a Restricted Subsidiary may be released as described under “—Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall there be any Unrestricted Subsidiaries on or immediately following the date of the Indenture. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be an Investment made as of the time of such designation and such designation will be permitted only if the Investment would be permitted under the covenant described above under the caption “—Restricted Payments.” The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitations on Issuances of Guarantees of Indebtedness

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the Issuer or any other Restricted Subsidiary (other than a Guarantee by a Foreign Restricted Subsidiary securing the payment of Indebtedness of another Foreign Restricted Subsidiary) unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee shall be senior to or equal with such Subsidiary’s Guarantee of such other Indebtedness.

The preceding paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary:

(a)                                 that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or

(b)                                 of senior Indebtedness and any refunding, refinancing or replacement thereof, in each case to the extent it is not incurred pursuant to a syndicated loan, a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements under the Securities Act, which private placement provides for registration rights under the Securities Act.

Notwithstanding the first paragraph of this section, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption “—Note Guarantees.” The form of the Note Guarantee will be attached as an exhibit to the Indenture.

Business Activities

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except as would not be material to the Issuer and its Restricted Subsidiaries, taken as a whole.

Reports

Whether or not required by the Commission, so long as any notes are outstanding the Issuer will file with the Commission (unless the Commission will not accept such a filing) and furnish to the Trustee and the Holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and,

with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided, that if the Issuer files such reports electronically with the Commission’s Electronic Data Gathering Analysis and Retrieval System (or any successor system) within such time periods, the Issuer shall not be required under the Indenture to furnish such reports to the Trustee and the Holders of the notes.

In addition, following the date by which the Issuer is required to consummate this exchange offer, whether or not required by the Commission, the Issuer will continue to file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer and the Guarantors have agreed that, for so long as any outstanding notes (but not any exchange notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee pursuant to foregoing is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to Officers’ Certificates).

Effectiveness of Covenants When Notes are Rated Investment Grade

If on any date following the Issue Date (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)                                 “—Restricted Payments;”

(2)                                 “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(3)                                 “—Asset Sales;”

(4)                                 “—Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5)                                 “—clause (4) of the first paragraph of `—Merger, Consolidation or Sale of Assets’;”

(6)                                 “—Transactions with Affiliates;” and

(7)                                 “—Limitations on Issuances of Guarantees of Indebtedness.”

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement that would have constituted a breach of a Suspended Covenant had they been operative will give rise to a Default or Event of Default under the Indenture with respect to notes; provided that with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “—Restricted Payments” had been in effect at all times. No Subsidiaries shall be designated as Unrestricted Subsidiaries during the Suspension Period. All Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (2) of the second paragraph of “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

There can be no assurance that the notes will ever achieve an Investment Grade Rating or that any such rating will be maintained. The Issuer, in an Officers’ Certificate, shall promptly provide notice to the Trustee of the commencement and termination of any Suspension Period. The Trustee shall have no obligation to (i) independently determine or verify any Covenant Suspension Event or a Reversion Date shall have occurred, (ii) make any determination regarding the impact of actions taken during any Suspension Period or the Issuer’s future compliance with any covenants or (iii) notify the Holders of the commencement or termination of any Suspension Period.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

(2)                                 default in payment when due of the principal of, or premium, if any, on the notes;

(3)                                 failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Certain Covenants—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)                                 failure by the Issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the Indenture;

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a)                                 is caused by a failure to make any payment when due at the final maturity (after any applicable grace period) of such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more;

(6)                                 failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $12.5 million (net of any amount covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non- appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(7)                                 except as permitted by the Indenture, any Note Guarantee of a Guarantor that is a Significant Subsidiary, or the Note Guarantees of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor or group of Guarantors, or any Person acting on behalf of any such Guarantor or group of Guarantors, shall deny or disaffirm its obligations under its Note Guarantee;

(8)                                 [Reserved];

(9)                                 [Reserved]; and

(10)                          certain events of bankruptcy or insolvency with respect to the Issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), all notes then outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding may declare all the notes to be due and payable immediately by notice in writing to the Issuer specifying the respective Event of Default.

Holders of the notes may not enforce the Indenture or the notes except as provided in such documents. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default, its status and what action the Issuer is taking or proposing to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Subsidiary or any Parent has any liability for any obligations of the Issuer or the Guarantors under the notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

(2)                                 the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantor’s obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non- callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)                                 the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)                                 the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next four succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the Stated Maturity of any note or alter the provisions relating to the redemption price of any note at any time;

(3)                                 reduce the rate of or change the time for payment of interest on any note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any note payable in money other than U.S. dollars;

(6)                                 make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the notes;

(7)                                 release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8)                                 make any change in the preceding amendment and waiver provisions; or

(9)                                 expressly subordinate such note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor or make any other change in the ranking or priority of any note that would adversely affect the Holders.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                 to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect in any material respect the legal rights of any such Holder;

(5)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(6)                                 to provide for the issuance of Additional Notes in accordance with the Indenture;

(7)                                 to add Guarantors with respect to the notes or to secure the notes;

(8)                                 [Reserved];

(9)                                 [Reserved];

(10)                          to comply with the rules of any applicable securities depositary;

(11)                          to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or

(12)                          to conform the text of the Indenture or the notes to any provision of this Description of the Notes to the extent that, in the good faith opinion of the Issuer, such provision was intended by the Issuer to be a verbatim recitation of the text of this Description of the Notes, which intent shall be evidenced by an Officers’ Certificate to that effect.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer is required to mail to the respective Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture and, either:

(1)                                 all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(2)                                 (a) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, including as a result of a redemption notice properly given pursuant to the Indenture, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (c) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and (d) all other amounts payable under the Indenture have been paid.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as described in the TIA), it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

Calculations

We shall be responsible for making all calculations and determinations called for under the notes. These calculations and determinations include, but are not limited to, accrued interest payable on the notes, Applicable Premium and the Treasury Rate. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of notes. Upon written request, the Issuer shall provide a schedule of its calculations to the Trustee. The Trustee is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of notes upon the written request of that Holder at the sole cost and expense of the Issuer.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of:

(1)                                 1% of the then outstanding principal amount of the notes; and

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the note, at January 15, 2016 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on the note through January 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over

(b)                                 the then applicable outstanding principal amount of the note.

“Asset Acquisition” means (a) an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights of the Issuer or any Restricted Subsidiary (for purposes of clarity, other than Equity Interests of the Issuer); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of “—Certain Covenants—Asset Sales”; and

(2)                                 the issuance or sale of Equity Interests in or by any of the Issuer’s Restricted Subsidiaries (other than preferred stock of Restricted Subsidiaries issued in compliance with the provisions of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and director’s qualifying shares or shares required by applicable law to be held by Persons other than the Issuer or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

(2)                                 a transfer of property or assets (i) between or among the Issuer and Restricted Subsidiaries that are Guarantors or (ii) between or among Foreign Restricted Subsidiaries;

(3)                                 an issuance of Equity Interests by a Restricted Subsidiary that is a Guarantor to the Issuer or to another Restricted Subsidiary that is a Guarantor;

(4)                                 the sale, lease, sublease, license, sublicense or consignment of equipment, inventory or other assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents;

(6)                                 a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(7)                                 the licensing of intellectual property to third Persons in the ordinary course of business other than the exclusive, long-term licensing of intellectual property that extends beyond January 15, 2019;

(8)                                 any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction;

(9)                                 any sale or disposition of any property or equipment that has become damaged, worn-out, obsolete, condemned, given over in lieu of deed or otherwise unsuitable or not required for the ordinary course of the business;

(10)                          any foreclosures of assets;

(11)                          any disposition of an account receivable in connection with the collection, forgiveness or compromise thereof;

(12)                          to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in the ordinary course of business;

(13)                          any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the Indenture or the notes; and

(14)                          the sale or other disposition of the Equity Interests of any Unrestricted Subsidiary that was an Unrestricted Subsidiary on the Issue Date.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or a committee thereof authorized to exercise the power of the board of directors of such corporation;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)                                 85% of the value of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(2)                                 65% of the value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(3)                                 100% of the unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;

all calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or the place of payment are required or authorized by law or other governmental action to be closed.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                 United States dollars or, in the case of any Foreign Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States having maturities of not more than 24 months from the date of acquisition;

(3)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of Canada, any member nation of the European Union or the sovereign nation or agency in which any Foreign Restricted Subsidiary is organized having maturities of not more than 12 months from the date of acquisition;

(4)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(5)                                 repurchase obligations for underlying securities of the types described in clauses (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper having the rating of P-2 or better from Moody’s or A- 2 or better from S&P and in each case maturing no more than 12 months from the date of acquisition;

(7)                                 readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories from either Moody’s or S&P with maturities of no more than 24 months from the date of acquisition;

(8)                                 Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of no more than 12 months from the date of acquisition;

(9)                                 instruments equivalent to those referred to in clauses (1) to (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the

United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(10)                          investments in funds which invest at least 95% of their assets in Cash Equivalents of the kinds described in clauses (1) through (9) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Issuer; or

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or

(3)                                 the Issuer sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Issuer or (y) a Successor Entity in which a majority or more of the voting power of the Voting Stock is held by the stockholders of the Issuer immediately prior to such transaction or series of related transactions.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period and, without duplication, plus:

(1)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)                                 depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles and amortization of write-offs of goodwill and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4)                                 any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(5)                                 any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; minus

(6)                                 non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided, that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to provisions of this clause (2) during such period, to the extent not previously included therein);

(3)                                 the cumulative effect of a change in accounting principles shall be excluded;

(4)                                 non-cash charges relating to employee benefit or other management compensation plans of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any Parent (to the extent such non-cash charges relate to plans of any Parent for the benefit of members of the Board of Directors of the Issuer (in their capacity as such) or employees of the Issuer and its Restricted Subsidiaries), the Issuer or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

(5)                                 any non-cash goodwill or other impairment charges resulting from the application of FAS 142 or FAS 144, and non-cash charges relating to the amortization of intangibles resulting from the application of FAS 141, shall be excluded;

(6)                                 any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of the Indenture, net of taxes, shall be excluded; and

(7)                                 unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Existing Notes, any other Secured Indebtedness, any Lenders Debt or any “net investment” or similar construct under any Qualified Receivables Transaction to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four full fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available in each case with such pro forma adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”; provided that, solely for purposes of calculating the Consolidated Secured Debt Ratio, Lenders Debt will not include standby letter of credit Obligations.

“Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.

“Convertible Senior Subordinated Notes” means the Issuer’s 8.75% convertible senior subordinated notes due 2016 and 2.50% convertible senior subordinated notes due 2014.

“Credit Agreement” means the Loan and Security Agreement among certain Subsidiaries of the Issuer, the financial institutions from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, dated as of October 27, 2009, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the prior sentence, (i) if such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or such Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations, and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering (including in a private placement) of the Equity Interests (other than Disqualified Stock) of the Issuer or any Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

“Excluded Contributions” means the net cash proceeds received by the Issuer after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in the second clause (3) of the first paragraph of the covenant described above under the “—Certain Covenants—Restricted Payments.”

“Existing Indebtedness” means Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the date of the Indenture, other than under the Credit Agreement, the Existing Notes and the Indenture.

“Existing Notes” means the Issuer’s existing $400.0 million aggregate principal amount of 7-5/8% senior secured notes due 2019, as the same may be amended from time to time.

“Existing Notes Indenture” means the indenture governing the Existing Notes.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 the Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary of the Issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Transactions and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary of the Issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

(2)                                 in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and

(c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication of,

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                 the amortization or expensing of financing fees incurred by the Issuer and its Restricted Subsidiaries in connection with the Transactions and recognized in the applicable period; minus

(6)                                 interest income actually received by the Issuer or any Restricted Subsidiary in cash for such period.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of notes. For the avoidance of doubt, leases or other arrangements entered into after the Issue Date that would have been accounted for as operating leases under GAAP as in effect on the Issue Date will continue to be accounted for in the same manner, regardless of any subsequent changes to GAAP.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means any Person that incurs a Guarantee of the notes; provided, that, upon the release and discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2)                                 commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3)                                 foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Immaterial Subsidiary” means any Subsidiary of the Issuer that has less than $1.0 million in total assets.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of the Issuer or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of the Issuer or its Restricted Subsidiary as accreted or paid.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1)                                 borrowed money;

(2)                                 obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 banker’s acceptances;

(4)                                 Capital Lease Obligations;

(5)                                 Attributable Debt;

(6)                                 the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(7)                                 representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person

(whether or not such Indebtedness is assumed by the specified Person), to the extent not otherwise included, the Guarantee by the specified Person of any obligations constituting Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)                                 the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(3)                                 with respect to Indebtedness of another Person secured by a Lien on the assets of the Issuer or any of its Restricted Subsidiaries, the lesser of the fair market value of the property secured or the amount of the secured Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described above under the caption “—Certain Covenants—Restricted Payments,” (i) Investments shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” shall mean December 10, 2013, the original issue date of the notes.

“Lenders Debt” means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) all obligations with respect to such Indebtedness and any Hedging Obligations directly related to any Lenders Debt and (iii) all cash management obligations incurred with any lender under the Credit Agreement (or their affiliates).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereto.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                 any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with the disposition of any assets by such Person or any of its Restricted Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)                                 any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; and

(3)                                 any gains, losses, or charges of the Issuer and its Subsidiaries incurred in connection with the Transactions together with any related provision for taxes on such gain, loss, or charge.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any (1) reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (2) any reserve or payment with respect to any liabilities associated with such asset or assets and retained by the Issuer after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post- employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Note Guarantee” shall mean the Guarantee of the notes by the Guarantors.

“Obligations” means any principal, interest, penalties, fees, indemnification, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means, with respect to the Issuer, any Officer and, with respect to any other Person, a certificate signed by the principal executive officer or principal operating officer and by the principal financial officer or principal accounting officer of such Person.

“Parent” means any direct or indirect parent company of the Issuer.

“Pari Passu Indebtedness” means (1) with respect to the Issuer, the notes and any Indebtedness which ranks equal in right of payment to the notes; and (2) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks equal in right of payment to such Guarantor’s Note Guarantee.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by the Issuer and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto, and reasonable extensions and expansions thereof.

“Permitted Investments” means:

(1)                                 any Investment in the Issuer or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Issuer; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale or other sale of assets that was made pursuant to and in compliance with the covenant described above under the caption “—Certain Covenants—Asset Sales”;

(5)                                 any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent (which Investment, in the case of any Parent, is contributed to the common equity capital of the Issuer; provided that any such contribution shall be excluded from subclause (b) of the second clause (3) of the first paragraph of the covenant described under the caption “—Certain Covenants—Restricted Payments”);

(6)                                 Hedging Obligations;

(7)                                 Investments having, when taken together with all other Investments made pursuant to this clause (7) and outstanding on the date of such Investment, an aggregate fair market value (measured on the date that each such Investment was made and without giving effect to subsequent changes in value) not in excess of $22.5 million; provided that Investments pursuant to this clause (7) shall not, directly or indirectly, fund the repurchase, redemption or other acquisition or retirement for value of, or payment of dividends or distribution on, any Equity Interests of, or making any Investment in the holder of any Equity Interests in, any Parent;

(8)                                 any Investment of the Issuer or any of its Restricted Subsidiaries existing on the date of the Indenture; and any extension, modification or renewal of any such Investment, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(9)                                 loans or advances to employees in the ordinary course of business (including for the exercise of stock options) in an amount not to exceed $2.5 million outstanding at any time;

(10)                          any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)                                 in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of a Person, or

(b)                                 as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, other than the exclusive, long-term licensing of intellectual property that extends beyond January 15, 2019;

(12)                          Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Issue Date do not exceed $10.0 million; provided, however, that any returns on such Investments recovered by the Issuer or a Restricted Subsidiary shall be deemed to reduce the amount thereof for purposes of calculating compliance with the foregoing limit;

(13)                          Investments by the Issuer or a Restricted Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(14)                          Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(15)                          Guarantees of Indebtedness incurred under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16)                          receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; and

(17)                          pledges or deposits that constitute Permitted Liens.

“Permitted Liens” means:

(1)                                 Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(2)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(3)                                 Liens of the Issuer and its Restricted Subsidiaries existing on the Issue Date (other than as permitted by clause (15) or (31) below);

(4)                                 Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(5)                                 Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

(6)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)                                 Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and similar legislation, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(8)                                 Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by clause (16) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of such Foreign Restricted Subsidiary;

(9)                                 Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction;

(10)                          Liens for taxes, assessments, governmental charges or claims that are not yet overdue by more than 30 days or are being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(11)                          statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet overdue by more than 30 days or being contested in good faith by appropriate legal proceedings; provided that any reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(12)                          easements, rights-of-way, municipal and zoning ordinances and similar charges, covenants, encumbrances, title defects, survey defects or other irregularities that do not materially interfere with the ordinary course of business of the Issuer or any of its Subsidiaries, taken as a whole;

(13)                          leases or subleases or licenses or sublicenses granted to others in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(14)                          Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;

(15)                          Liens securing Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(16)                          Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(17)                          Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);

(18)                          Liens arising from the rendering of a final judgment or order against the Issuer or any Restricted Subsidiary that does not give rise to an Event of Default;

(19)                          Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(20)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of import or customs duties in connection with the importation of goods;

(21)                          Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Lenders Debt, in each case securing Indebtedness under Hedging Obligations;

(22)                          Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(23)                          Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)                          Liens in favor of the Issuer or any Guarantor;

(26)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by a Lien referred to in the foregoing clauses (1), (2), (3), (25) and (31); provided however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, commitment amount of Indebtedness described under clauses (1), (2), (3), (25) and (31) at the time the original Lien became a Permitted Lien under the Indenture, and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (C) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the notes and Holders thereof than the original Liens and the related Indebtedness;

(27)                          with respect to any leasehold interest where the Issuer or any Restricted Subsidiary is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(28)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(29)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of setoff, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(30)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under the Indenture;

(31)                          Liens securing the Existing Notes outstanding on the Issue Date;

(32)                          Liens securing any Pari Passu Indebtedness incurred pursuant to the first paragraph of the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that, at the time of incurrence of such Pari Passu Indebtedness and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.5 to 1.0; and

(33)                          Liens securing the notes and Note Guarantees.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described in clauses (1) through (33) of this definition but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in clauses (1) through (33) above, the Issuer shall, in its sole discretion, classify (but not reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such item of Permitted Liens will be treated as having been incurred pursuant to only one of such clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium and other amounts necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock Issuer, trust, unincorporated organization, limited liability Issuer or government or other entity.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months after the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the Asset Acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Issuer’s principal financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Public Equity Offering” means an offer and sale for cash of common stock (other than Disqualified Stock) of the Issuer or any Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness, owed to the Issuer or any Restricted Subsidiary of the Issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or by any Restricted Subsidiary of the Issuer pursuant to which the Issuer or any Restricted Subsidiary of the Issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the Issuer or any Restricted Subsidiary of the Issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of the Board of Directors of the Issuer) which shall be substituted for S&P and Moody’s, or both, as the case may be.

“Receivables Subsidiary” means a Subsidiary of the Issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Issuer or such other Restricted Subsidiary of the Issuer than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Issuer nor any other Restricted Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the outstanding notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers and any similar registration rights agreements with respect to any Additional Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a Restricted Subsidiary as used herein refers to a Restricted Subsidiary of the Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Section 16 Officer” means any officer of the Issuer, its Parent or any Subsidiary of the Issuer that meets the definition of “officer” pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary of the Issuer that are reasonably customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the Indenture and the issuance of the notes thereunder and (b) the payment of related fees and expenses.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days (but not more than five business days) prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2016; provided, however, that if the period from the redemption date to January 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)                                 is not a guarantor or does not otherwise directly or indirectly provide credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries at the time of such designation unless such guarantee or credit support is released upon such designation.

As of the Issue Date, the Unrestricted Subsidiaries are, Evonik Headwaters LLP, formed in the United Kingdom, HES Ethanol Holdings, LLC, a Utah limited liability company, Flexcrete Building Systems, LC, a Utah limited liability company, Headwaters Clean Carbon Services LLC, a Utah limited liability company, American Lignite Energy, LLC, a Delaware limited liability company, and Quarry Stone, LLC, a Utah limited liability company.

Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned, controlled or held by such person or one or more Wholly Owned Subsidiaries of such person or by such Person and one or more Wholly Owned Subsidiaries of such person.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. Headwaters has agreed that, starting on the expiration date of the exchange offer and ending one hundred and eighty days after such date, it will make this prospectus available to any broker-dealer for use in connection with any such resale.

Headwaters will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, Headwaters will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Headwaters will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes the material United States federal income tax consequences resulting from the exchange of outstanding notes for the exchange notes by a holder in the exchange offer. This discussion applies only to a holder of notes who holds such notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address holders of notes that may be subject to special rules. Holders that may be subject to special rules include, without limitation, United States expatriates, foreign persons, banks, thrifts or other financial institutions, regulated investment companies or real estate investment trusts, insurance companies, tax-exempt entities, S corporations, broker-dealers or dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, persons that hold the notes as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction and persons subject to the alternative minimum tax provisions of the Code. This summary does not discuss all of the aspects of United States federal income taxation that may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences.

If a partnership or other entity taxable as a partnership holds notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisors as to the tax consequences of the partnership owning and disposing of exchange notes.

This summary, insofar as it relates to United States federal income tax law and legal conclusions with respect thereto, represents the opinion of our counsel, Pillsbury Winthrop Shaw Pittman LLP, and is based upon the provisions of the Code, United States Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and administrative and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. Headwaters has not requested, nor does it plan to request, any rulings from the IRS concerning the tax consequences of the exchange of the outstanding notes for the exchange notes or the ownership or disposition of the exchange notes. The statements set forth below are not binding on the IRS or on any court.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF EXCHANGING THE OUTSTANDING NOTES FOR THE EXCHANGE NOTES.

The Exchange

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for United States federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same United States federal income tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that Headwaters filed with the SEC pursuant to the Securities Act. The registration statement covers the exchange notes being offered and Headwaters’ subsidiaries’ guarantees of the exchange notes and encompasses all amendments, exhibits, annexes and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about Headwaters and the exchange offer, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, you should read the documents contained in the exhibits.

We file periodic reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Headwaters Incorporated is a Delaware corporation. Our principal executive offices are located at 10701 South River Front Parkway, Suite 300, South Jordan, Utah 84095 and our telephone number at that address is (801) 984-9400. You may find additional information about us and our subsidiaries on our website at http://www.headwaters.com. The information contained on or that can be accessed through our website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information in connection with your investment decision to exchange outstanding notes.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The documents we incorporate by reference are:

•                  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 19, 2013;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014 filed with SEC on February 2, 2014 and May 1, 2014, respectively.

•                  the information contained in our Definitive Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders and incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013; and

•                  our Current Reports on Form 8-K filed with the SEC on December 4, 2013, December 6, 2013, December 12, 2013, February 28, 2014 and April 16, 2014.

We are also incorporating by reference the documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than reports or portions thereof furnished under Item 2.02 or 7.01 on Form 8-K and not specifically incorporated by reference, between (i) the date of this prospectus and the expiration date and (ii)  the date of the initial registration statement and prior to the effectiveness of the registration statement. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS

The validity of the exchange notes and certain of the related guarantees offered hereby will be passed upon for Headwaters by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California and New York, New York.

EXPERTS

The consolidated financial statements of Headwaters Incorporated as of September 30, 2013 and 2012, and for each of the years in the three-year period ended September 30, 2013 and management’s assessment of the effectiveness of Headwaters Incorporated’s internal control over financial reporting as of September 30, 2013 and 2012, incorporated by reference in this Registration Statement have been so incorporated in reliance upon the reports of BDO USA, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Headwaters Incorporated

OFFER TO EXCHANGE ALL OUTSTANDING

$150,000,000 7¼% Senior Notes due 2019

FOR NEWLY ISSUED, REGISTERED

$150,000,000 7¼% Senior Notes due 2019

PROSPECTUS

           , 2014

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.                                                  Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of the registrant’s certificate of incorporation exonerates the registrant’s directors from personal liability for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors’ duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article VII does not eliminate a stockholder’s right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

The registrant maintains directors’ and officers’ liability insurance policies. The registrant has entered into contracts with its directors and executive officers providing for indemnification of the registrant’s officers and directors to the fullest extent permitted by applicable law.

Item 21.                                                  Exhibits and Financial Statement Schedules

The attached exhibit index is incorporated by reference herein.

Item 22.                                                  Undertakings

(a) The undersigned registrants (“Registrants”) hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (c)(1)(i) and (c)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the Registrants undertake that in a primary offering of securities of the Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in the Registration Statement when it became effective.

(g) The undersigned Registrants hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) If the Registrants are relying on Rule 430B:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(2) If the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS INCORPORATED

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Director and Chief Executive Officer (Principal Executive Officer)	May 1, 2014
/s/ Kirk A. Benson
Kirk A. Benson

	Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

	Director	May 1, 2014
*
James A. Herickhoff

	Director	May 1, 2014
*
R Sam Christensen

		Director	May 1, 2014
*
Malyn K. Malquist

		Director	May 1, 2014
*
Blake O. Fisher, Jr.

		Director	May 1, 2014
*
Sylvia Summers

*By:	/s/ Kirk A. Benson
Kirk A. Benson
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kerrville, State of Texas, on May 1, 2014.

STONECRAFT MANUFACTURING, LLC
CHIHUAHUA STONE, LLC
ELDORADO STONE OPERATIONS, LLC
L-B STONE, LLC

By: *
Murphy K. Lents
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Murphy K. Lents

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kerrville, State of Texas, on May 1, 2014.

DUTCH QUALITY STONE, INC.
ELDORADO SC-ACQUISITION CO.
ELDORADO STONE LLC
HEADWATERS CONSTRUCTION MATERIALS, INC.

By: *
Murphy K. Lents
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Murphy K. Lents

		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kerrville, State of Texas, on May 1, 2014.

HCM STONE, LLC
ELDORADO STONE ACQUISITION CO., LLC
ELDORADO STONE FUNDING CO., LLC

By: *
Murphy K. Lents
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Murphy K. Lents

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

		Manager	May 1, 2014
*
Harlan M. Hatfield

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 1, 2014.

HCM UTAH, LLC
HEADWATERS CONSTRUCTION MATERIALS, LLC
HCM LOUISIANA, LLC

By: *
Bobby L. Whisnant
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Bobby L. Whisnant

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on May 1, 2014.

TAPCO INTERNATIONAL CORPORATION
ATLANTIC SHUTTER SYSTEMS, INC.

By: *
David Ulmer
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
David Ulmer

		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS RESOURCES, INC.

HEADWATERS SERVICES CORPORATION

HEADWATERS ENERGY SERVICES CORP.

GLOBAL CLIMATE RESERVE CORPORATION

HEADWATERS PLANT SERVICES, INC.

By:	/s/ William H. Gehrmann
William H. Gehrmann
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
William H. Gehrmann

		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.

By:	*
Stephanie Black
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Stephanie Black

		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS HEAVY OIL, LLC
HEADWATERS ETHANOL OPERATORS, LLC

By:	*
Stephanie Black
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Stephanie Black

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

		Manager	May 1, 2014
/s/ Harlan M. Hatfield
Harlan M. Hatfield

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HES ETHANOL HOLDINGS, LLC

HEADWATERS CTL, LLC

By:	*
Stephanie Black
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
Stephanie Black

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS SYNFUEL INVESTMENTS, LLC
COVOL ENGINEERED FUELS, LC
COVOL FUELS NO. 2, LLC
COVOL FUELS NO. 4, LLC
COVOL FUELS NO. 5, LLC

By:	*
William H. Gehrmann
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
William H. Gehrmann

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

		Manager	May 1, 2014
/s/ Harlan M. Hatfield
Harlan M. Hatfield

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

ENVIRONMENTAL TECHNOLOGIES GROUP, LLC

BY: HEADWATERS ENERGY SERVICES CORP.
ITS MANAGING MEMBER

By:	*
William H. Gehrmann
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President of Managing Member (Principal Executive Officer)	May 1, 2014
*
William H. Gehrmann

		Manager of Managing Member and Chief Financial Officer of Managing Member (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

COVOL FUELS ALABAMA NO. 3, LLC
COVOL FUELS ALABAMA NO. 4, LLC
COVOL FUELS ALABAMA NO. 5, LLC
COVOL FUELS ALABAMA NO. 7, LLC
COVOL FUELS ROCK CRUSHER, LLC
COVOL FUELS CHINOOK, LLC

By:	*
William H. Gehrmann
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		President (Principal Executive Officer)	May 1, 2014
*
William H. Gehrmann

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

FLEXCRETE BUILDING SYSTEMS, L.C.

BY: HEADWATERS RESOURCES, INC.
ITS SOLE MEMBER

By:	*
William H. Gehrmann
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

		President of the Sole Member (Principal Executive Officer)	May 1, 2014
*
William H. Gehrmann

		Manager (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

		Manager	May 1, 2014
/s/ Harlan M. Hatfield
Harlan M. Hatfield

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant guarantor has caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on May 1, 2014.

HEADWATERS CLEAN CARBON SERVICES LLC

By:	*
James A. Lepinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

		Chief Executive Officer (Principal Executive Officer)	May 1, 2014
*
James A. Lepinski

		Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	May 1, 2014
*
Donald P. Newman

*By:	/s/ Harlan M. Hatfield
Harlan M. Hatfield
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Headwaters Incorporated (the “Registrant”), filed as Exhibit 3.1.9 to the Registrant’s Current Report on Form 8-K on March 3, 2005.

3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1.10 to the Registrant’s Current Report on Form 8-K on February 25, 2011.

3.3	Amended and Restated Bylaws, filed as Exhibit 3.2.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

3.4	Amendment of Amended and Restated Bylaws, filed as Exhibit 3.2.6 to the Registrant’s Current Report on Form 8-K on December 22, 2008.

4.1

Indenture related to the 7¼% Senior Notes due 2019, dated as of December 10, 2013, among the Registrant, the guarantors named therein and Wilmington Trust, National Association as trustee, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K on December 12, 2013.

4.2	Form of 7¼% Senior Notes due 2019 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of December 10, 2013, among the Registrant and certain of its subsidiaries named therein, and Deutsche Bank Securities Inc., for itself and as representative of the several Initial Purchasers, filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K on December 12, 2013.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2*	Opinion of Harlan M. Hatfield, Esq., General Counsel of the Registrant.

5.3*	Opinion of Daniel R. Shemke, P.C.

5.4*	Opinion of Wegman, Hessler & Vanderburg.

5.5*	Opinion of Rogers, Townsend & Thomas, PC.

8.1*	Tax Opinion of Pillsbury Winthrop Shaw Pittman LLP

12.1	Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

21.1	Subsidiaries of the Registrant, filed as Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibits 5.1 and 8.1).

23.3*	Consent of Harlan M. Hatfield, Esq., General Counsel of the Registrant (included in Exhibit 5.2).

23.4*	Consent of Daniel R. Shemke, P.C. (included in Exhibit 5.3).

23.5*	Consent of Wegman, Hessler & Vanderburg (included in Exhibit 5.4).

23.6*	Consent of Rogers, Townsend & Thomas, PC (included in Exhibit 5.5).

24.1**	Powers of Attorney (included on signature pages hereof).

25.1**	Statement of Eligibility of Trustee.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3**	Form of Letter to Clients.

99.4**	Form of Notice of Guaranteed Delivery.

99.5**	Form of Instructions from Beneficial Owner.

* Filed herewith.

** Previously filed.